UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A
Amendment No. 2

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 29, 2008

UPSNAP, INC.
(Exact Name of Registrant as Specified in Charter)

Nevada	0-50560	20-0118697
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

c/o Duratech Group Inc. 2920 9th Avenue North Lethbridge, Alberta, Canada T1H 5E4
(Address of principal executive offices)

Registrant’s telephone number, including area code: (403) 320-1778

134 Jackson Street, Suite 203
Davidson, North Carolina 20836
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 DFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

CURRENT REPORT ON FORM 8-K

UPSNAP, INC.

Item 1.01.   Entry into a Material Definitive Agreement

The Share Exchange Agreement

On August 29, 2008, UpSnap Inc. (the “Registrant”) entered into a Share Exchange Agreement (the “Share Exchange Agreement”) by and among the Registrant; Tony Philipp, an officer, director and shareholder of Registrant (“Philipp”); Duratech Group Inc., an Alberta, Canada corporation (“Duratech”) and the shareholders of Duratech (“Duratech Shareholders”), including Peter Van Hierden, a citizen of Alberta, Canada and owner directly or indirectly of approximately 96% of the share capital of Duratech (“Van Hierden”).

Upon closing of the share exchange transaction (the “Share Exchange”) on September 17, 2008, the Duratech Shareholders transferred all of their shares of common stock in Duratech to the Registrant in exchange for an agreement to issue to them an aggregate of 50,349,342 shares of Common Stock of the Registrant, resulting in Duratech becoming a majority owned subsidiary of the Registrant. In addition, P&R Gateway Developments Inc. and 1371009 Alberta Ltd., fifty percent (50%) owned joint venture companies of Duratech became indirectly controlled by the Registrant.

As part of the Share Exchange, the Duratech Shareholders were issued options to purchase 18,950,334 shares of the Registrant’s Common Stock in substitution for options to purchase 2,235,610 shares of Duratech common stock which they owned prior to the transaction. In order to facilitate the exercise of these new options, the Registrant has agreed to hold 18,950,334 shares of Common Stock in reserve, and instead issue the balance of 50,349,342 shares to the Duratech Shareholders pro rata pursuant to the Share Exchange Agreement.

The shares of Duratech common stock, par value $0.05 per share, are validly issued, fully paid, and nonassessable, and represent one hundred percent (100%) of the common equity ownership of Duratech, and the Duratech Shareholders are the sole record and beneficial owners thereof. The Duratech common stock represents sixty-five percent (65%) of the issued and outstanding equity capitalization of Duratech, with the other thirty-five percent (35%) consisting of two series of preferred stock, one currently issued to three individuals and outstanding, and the other issued to Van Hierden and Duratech Shareholders on the Closing Date (as defined in the Share Exchange Agreement). Both of the series have a par value of $1.00 per share. The first series, which is currently outstanding and consists of 158,096 shares of Preferred Non-Voting stock, and has a $1.00 liquidation preference, is not entitled to any dividend or conversion privilege, and is to be liquidated in three years. The second series, which is a new series issued to Van Hierden and Duratech Shareholders as of the Closing Date, consists of 3,198,362 shares of preferred stock and is entitled to one vote per share, has a $1.00 liquidation preference and is not to be entitled to any dividend or conversion privilege. In addition, holders of options to purchase Duratech common stock were granted options to purchase an additional 1,203,790 shares of this second series of preferred stock.  All of the outstanding Duratech share capital was offered and sold in accordance with applicable Canadian and United States Federal and local securities laws.

Also, as mentioned above, in connection with the Share Exchange, a total of 2,235,610 options to purchase Duratech common stock were converted into 18,950,334 options to purchase common stock of the Registrant, calculated according to an agreed upon formula. This will enable the Duratech Shareholders to transfer one hundred percent (100%) of the common ownership of Duratech to the Registrant. These options are included in the 69,299,676 shares referenced above.

After the consummation of the transactions contemplated by the Share Exchange Agreement, the Registrant, on the day after the Closing Date, consummated the sale of its assets related to its mobile information search services, subject to assumption and payment of all of the Registrant’s liabilities related to periods prior to the closing, to UpSnap Services, LLC, a North Carolina limited liability corporation (“UpSnap Services”), which is owned by Philipp, pursuant to an Asset Purchase Agreement dated as of August 29, 2008 (the “Asset Purchase Agreement”).

Pursuant to the Share Exchange Agreement and the Asset Purchase Agreement, Philipp has agreed, among other things, to indemnify and hold harmless the Registrant from and against all liabilities as of the Closing Date up to $200,000. As part of the Asset Purchase Agreement, the Registrant contributed $130,000 to UpSnap Services at Closing (as defined in the Asset Purchase Agreement) solely toward the payment and discharge of the Assumed Liabilities (as defined in the Asset Purchase Agreement). The $130,000 contribution is not to be used to pay any of Philipp’s advances to the Registrant or his accrued salary. Duratech funded this $130,000 capital contribution by wire transfer of $130,000 to the Registrant on the Closing Date. The Asset Purchase Agreement was approved by a majority of the Board of Directors, with Philipp abstaining, in accordance with Nevada Revised Statutes 78.140.

The UpSnap Board of Directors has three members. At Closing, Philipp and Paul Schmidt will resign from their positions as President and Chief Executive Officer and of Chief Financial Officer, respectively, of the Registrant, and Peter Van Hierden will be appointed as Chief Executive Officer and Richard von Gnechten as Chief Financial Officer. At Closing, Mark McDowell will resign from his position as a director of the Registrant and Peter Van Hierden will be appointed to fill the vacancy created thereby. Philipp will resign as a director of the Registrant effective following the expiration of the required ten (10) day transmittal notification to the stockholders under Regulation 14f-1 of the Securities Exchange Act, which notice is effected by the mailing of an Information Statement to shareholders. At the effective time of Philipp’s resignation, Robert Lundgren will be appointed as director of the Registrant. Mr. von Gnechten, who is currently a member of the Board of Directors of the Registrant, will remain on the Board following the closing.

In addition, pursuant to the terms and conditions of the Share Exchange Agreement:

●	On the Closing Date, the Registrant paid and satisfied all of its “liabilities,” as such term is defined by U.S. GAAP as of the closing.

●	As of the day after the Closing, the parties consummated the transactions contemplated by the Asset Purchase Agreement.

As of the date of the Share Exchange Agreement there were no material relationships between the Registrant or any of its affiliates and the Duratech Subsidiaries, or Duratech, other than in respect of the Share Exchange, except that Richard von Gnecthen is employed by Global Kingdom Finance Co., an affiliate of Duratech and he is also a member of the Board of Directors of the Registrant.

The foregoing description of the Share Exchange Agreement and the Asset Purchase Agreement do not purport to be complete and is qualified in its entirety by reference to the complete text of the Share Exchange Agreement, which is filed as Exhibit 2.1 hereto, and the complete text of the Asset Purchase Agreement, which is filed as Exhibit 2.2 hereto, both of which are incorporated herein by reference.

As used in this Current Report on Form 8-K, all references to the “Company,” “we,” “our” and “us” for periods prior to the closing of the Share Exchange and Asset Purchase refer to Registrant, and references to the “Company,” “we,” “our” and “us” for periods subsequent to the closing of the Share Exchange and Asset Purchase refer to the Registrant and its subsidiaries. Information regarding the Company, Duratech and the principal terms of the Share Exchange are set forth below.

Item 2.01.   Completion of Acquisition or Disposition of Assets

As required by Item 2.01 of Form 8-K, the following transactions were completed and are disclosed hereby.

Share Exchange and Asset Purchase

The Share Exchange. On August 29, 2008, the Registrant entered into a Share Exchange Agreement by and among the Registrant; Philipp; Duratech and the Duratech Shareholders, including Van Hierden.

Upon closing of the share exchange transaction (the “Share Exchange”) on September 17, 2008, the Duratech Shareholders transferred all of their shares of common stock in Duratech to the Registrant in exchange for an issuance to them of an aggregate of 50,349.342 shares of common stock of the Registrant, resulting in Duratech becoming a majority owned subsidiary of the Registrant. In addition, P&R Gateway Developments Inc. and 1371009 Alberta Ltd., fifty percent (50%) owned joint venture companies of Duratech became indirectly controlled by the Registrant.

The Asset Purchase. On August 29, 2008, the Registrant entered into the Asset Purchase Agreement with Philip, UpSnap Services and the Company. After the consummation of the transactions contemplated by the Share Exchange Agreement, the Company transferred its assets related to its mobile information search services, subject to assumption and payment of all of the Company’s liabilities related to periods prior to the closing, to UpSnap Services, which is owned by Philipp, pursuant to an Asset Purchase Agreement dated as of August 29, 2008.

Over the past few years the Company had sustained continued financial losses and revenue declined as its business had grown more competitive, it was not able to raise additional capital to expand its operations, it had concerns about obligations to its creditors and its continuation as a going concern, and subsequent to the termination of the proposed merger transaction with Mobile Greetings, Inc., it had explored various financing and acquisition alternatives. Based upon management’s review of alternatives, the Share Exchange Agreement and the Asset Purchase Agreement presented the most viable possibility for future enhancement of shareholder value and for payment of creditors.

Pursuant to the Share Exchange Agreement and the Asset Purchase Agreement, Philipp had agreed, among other things, to indemnify and hold harmless the Company from and against all liabilities as of the Closing Date up to $200,000. As part of the Asset Purchase Agreement, the Company contributed $130,000 to UpSnap Services at Closing solely toward the payment and discharge of the Assumed Liabilities (as defined). The $130,000 contribution was not to be used to pay any of Philipp’s advances to the Company or his accrued salary. Duratech funded this $130,000 capital contribution by wire transfer of $130,000 to the Registrant on the Closing Date. The Asset Purchase Agreement was approved by a majority of the Board of Directors, with Philipp abstaining, in accordance with Nevada Revised Statutes 78.140.

Changes Resulting from the Share Exchange and Asset Purchase. At this time, the Company intends to carry on Duratech’s business as its sole line of business. The Company has relocated its executive offices to 2920 9th Avenue North, Lethbridge, Alberta, Canada T1H 5E4 and its telephone number is (403) 320-1778.

Pre-Share Exchange holders of Duratech common stock and holders of options to purchase common stock of the Company may exchange their existing certificates or exercise their options for certificates of the Registrant. This will be effected through our transfer agent. The certificates of the Registrant’s Common Stock issued in the Share Exchange are “restricted” from transfer to U.S. Persons for a period of one year pursuant to Regulation S under the Securities Act.

Changes to the Board of Directors and Officers.

On the Closing Date, the current officers of the Registrant resigned from such positions and the persons chosen by Peter Van Hierden were appointed as the officers of the Registrant, notably Mr. Peter Van Hierden, as Chairman, CEO and President and Richard A. von Gnechten as CFO. Also on the Closing Date, Philipp resigned from his position as a director effective upon the expiration of the ten day notice period required by Rule 14f-1, at which time additional persons designated by Mr. Van Hierden will be appointed as directors of the Registrant, notably Robert Lundgren. Mr. von Gnechten, who is currently a member of the Board of Directors of the Registrant, will remain on the Board following the Closing.

All directors hold office for one-year terms until the election and qualification of their successors. Officers are elected by the board of directors and serve at the discretion of the board of directors.

Accounting Treatment; Change of Control. The Share Exchange is being accounted for as a “reverse merger,” since the Duratech Shareholders own a majority of the outstanding shares of the Registrant’s common stock immediately following the Share Exchange and Asset Purchase. Duratech is deemed to be the acquirer in the reverse merger. Consequently, the assets and liabilities and the historical operations that are reflected in the financial statements prior to the Share Exchange are those of Duratech and are recorded at the historical cost basis of Duratech, and the consolidated financial statements after completion of the Share Exchange include the assets and liabilities of the Registrant and Duratech, historical operations of Duratech, and operations of the Registrant from the closing date of the Share Exchange. Except as described in the previous paragraphs, no arrangements or understandings exist among present or former controlling stockholders with respect to the election of members of the Company’s board of directors and, to our knowledge, no other arrangements exist that might result in a change of control of the Company. Further, as a result of the issuance of the shares of the Registrant’s common stock pursuant to the Share Exchange, a change in control of the Company occurred on the date of consummation of the Share Exchange and Asset Purchase. The Registrant will continue to be a “smaller reporting company,” as defined under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), following the Share Exchange and Asset Purchase.

Organizational Charts

Set forth below are organization charts of the entities that existed prior to the Share Exchange, pursuant to which the Duratech Shareholders exchanged all of the Duratech common stock with the Registrant for an issuance of 50,349,342 shares of the Registrant’s common stock, and after the Share Exchange was consummated.

Before Share Exchange

After Share Exchange

DESCRIPTION OF OUR BUSINESS

All references to the “Company,” “we,” “our” and “us” for periods prior to the closing of the Share Exchange refer to  the Registrant, and references to the “Company,” “we,” “our” and “us” for periods subsequent to the closing of the Share Exchange and Stock Purchase refer to the Registrant and its subsidiaries.

COMPANY OVERVIEW

Duratech Group Inc. (“Duratech”) was founded as Duratech Contracting on December 18, 2002 as a small homebuilding company constructing about five homes a year until Peter Van Hierden (“Van Hierden”) bought out the majority partners and took control of the operations in July, 2007.  Shortly thereafter, Mr. Van Hierden identified a synergistic opportunity to acquire a modular oil camp factory which was also in distress and acquired the company in July, 2007.  Since that time management has been able to turn both these operations around and now seeks to grow the company organically and through additional acquisitions.  Duratech changed its name from Duratech Contracting to Duratech Group Inc. in August, 2008.

Duratech’s principle operations are building manufactured and stick-built homes and modular oil camps in Alberta and Saskatchewan, Canada.

On September 17, 2008, Duratech completed a reverse merger transaction with UpSnap, Inc. (“UpSnap”), a Nevada corporation that was formed on July 25, 2003.  In connection with the reverse merger, Duratech became a wholly-owned subsidiary of UpSnap, and the Duratech Shareholders acquired control of UpSnap.  The Registrant expects to change the company’s name from UpSnap Inc. to Duratech Group Inc. as soon as the filings can be completed.

SUMMARY OF OPERATIONS

Duratech manufactures and builds homes and modular sites for its marketplace, principally Alberta and Saskatchewan. The Company has three principal products that it offers: first, the company builds on-site conventional homes through its Duratech Contracting division; second, the company builds ready-to-move (RTM) homes in factories and brings them on foundations to sell to end users; and, third, the company builds modular camp sites for the oil mining industry, which, along with RTM homes, are done through its Duratech Structures division.

Duratech had $1.03 million in revenues for the six months ended July 31, 2009 compared to $661,050 for the six months ended July 31, 2008. Including selling, general and administrative, payroll expense and depreciation, the net income for the period ended July 31, 2009 was $(281,217) compared to $(579,212) for the period ended July 31, 2008.

STRATEGY FOR GROWTH

Duratech has two principal strategies for growth: 1) build market share in its existing marketplace and 2) expand through strategic acquisitions both in its existing market and the United States.

Build Existing Market:

In its existing marketplace, Duratech supplies the three principal products previously described. Given its competitive advantages in these product areas and the future growth prospects within Alberta and Saskatchewan, the Company believes that it will be able to grow its three product lines within its existing marketplace.

Expand through Strategic Acquisitions:

In addition to expanding its existing operations in its existing market, Duratech fully expects to leverage its operational success and the experience of its Chairman, CEO and largest shareholder, Peter Van Hierden, to pursue attractive and strategic acquisition targets within its existing market and also in the United States where the real estate market and other business areas offer many potential opportunities, principally businesses with revenues of $750,000 to $10 million and profits of $250,000 to $3 million. Mr. Van Hierden has been an entrepreneur for 30 years and in the past 15 years has successfully helped restore the profitability of six corporations in the construction, feed manufacturing, furniture and steel fabricating industries that had losses to generating revenues of $1 million to $30 million. However, Duratech currently has no specific acquisition plans or targets.

COMPANY MARKETS

Duratech’s principle operating markets are Alberta and Saskatchewan, Canada. Alberta is a business friendly province with the lowest tax load of any province in Canada, including no provincial retail tax. Alberta has massive oil reserves with some estimates as high as 1.3 trillion barrels of oil. However, economic growth in Western Canada has been affected by the global economic recession that began late in 2008. In particular, the oil and natural gas sector, the primary industry in the provinces in which we operate, has experienced falling revenues due to the continuing uncertainty in the global economy and weak financing conditions, which has translated into several oil and gas projects being cancelled or put on hold.  This, in turn, resulted in historically high, seasonally adjusted unemployment rates in August 2009 of 7.4% and 6.1% in Alberta and Saskatchewan, respectively.  The impact of the decline in the oil and natural gas sector has also been felt in the housing market in the Western Prairie provinces, which saw a decline in new housing starts of 17% in July 2009 compared to July 2008, and an expected overall decrease of 6.8% in home prices in 2009, according to data from the Canada Mortgage and Housing Corporation (“CMHC”), Canada’s national housing agency. Nevertheless, in CMHC’s Third Quarter 2009 “Housing Market Outlook – Prairie Region Highlights” report, CMHC revised their 2009 forecast upward for housing starts and resales as price declines, government incentives, and low mortgage rates are expected to lead to stronger activity in the fourth quarter of the year.  For 2010, the report also indicates that lower inventories in both the new and resale markets, a strengthening economy, and rising demand will support a healthy increase in new home construction, along with restored price growth in the region. The Company does expect long-term growth to return as economic conditions continue to improve, with future growth expected to last well into the next decade.

COMPETITION

The homebuilding industry is highly competitive and fragmented. We do not have a significant market presence in any of the geographic areas where we are currently building homes or where we expect to build homes in the future. Most of our competitors have substantially greater financial resources than we do, and they have much larger staffs and marketing organizations. However, we believe we compete effectively in our existing markets as a result of our product design, development expertise, and our reputation as a producer of quality homes. We compete for homebuyers on the basis of price, location, design, quality, service, and reputation. In addition to competition for homebuyers, we also compete with other homebuilders for desirable properties, raw materials and reliable, skilled labor.

The manufactured housing industry is highly competitive at both the manufacturing and retail levels, with competition based upon several factors, including price, product features, reputation for service and quality, depth of field inventory, promotion, merchandising and the terms of retail customer financing. We compete with other producers of manufactured homes, as well as companies offering for sale homes repossessed from wholesalers or consumers. In addition, manufactured homes compete with new and existing site-built homes, as well as apartments, townhouses and condominiums.

We do not view any of our competitors as being dominant in the industry as a whole or the principal markets in which we compete, although a number of our competitors possess substantially greater financial, manufacturing, distribution and marketing resources.

The Company’s principal competitors for job site structures would be: Northern Trailer, Arcticore Structures, Atco and BCT Structures. In the homebuilding and ready-to-move homes area it would be: commercial stick builders, SRI Homes and Triple M Homes.  The Company has not found competition from these larger competitors to be a constraint to future growth given the historical growth that has occurred in the market.

BUSINESS AND COMPETITIVE ADVANTAGE

Duratech’s key business and competitive advantages are: 1) Factory construction advantage; 2) Direct sales advantage; and 3) Ready-to-move (RTM) advantage.

Factory Construction Advantage:

Alberta has unique traffic laws which allow transporting homes to a width of 35 feet on the highway. Building homes in a factory has many significant advantages, including: 1) reduced construction time from 6-8 months to 2-3 weeks; 2) improve efficiency in hours of construction by more than 40%; and 3) reduce labor costs by as much as 50% due to using all company staff versus sub-contractors. Overall cost savings of building in a factory is at least 30% compared to on-site, stick-built homes. Using a factory also helps avoid potential weather issues.

Direct Sales Advantage:

Whereas traditional modular home builders market their product through a sophisticated dealer network, Duratech buys lots, sets the homes on the foundation and then markets their product through the local Multiple Listing Service (MLS) Real Estate.  Duratech increases its profitability by 30% by bypassing the dealer network.

Ready-to-move (RTM) Advantage:

Duratech is also not constrained to its local real estate market, because the homes it builds can be moved to “hot” real estate markets in Alberta and Saskatchewan, as necessary. This is an advantage compared to stick built homes and allows the company to put the house on a lot with basement and garage (taking out the middleman). No marketing department is required as the company relies on realtors to determine demand levels of individual areas.

SALES AND MARKETING

Duratech does not require an extensive in-house marketing department to sell its homes because it has the flexibility of moving its homes to whatever market may be “hot” in Alberta or Saskatchewan at a particular time. The Company uses real estate brokers and realtors to identify opportunities and to sell the homes that are constructed. The Company also engages a marketing consultant based in Calgary that helps with job site structures (camp sites for oil mining industry).

The principle factors that affect sales volumes and prices are the economies of the markets that the Company serves, principally Alberta and Saskatchewan. There are other risk factors that could impact the company’s business operations, including the impact of global geo-political issues and financial markets beyond the company’s control

Duratech had $1.86 million in revenues for the six months ended July 31, 2009 compared to $2.18 million for the the same period in 2008.

New Products

Duratech is continually refining its manufacturing process to ensure the most efficient operations possible.  The Company’s management team is experienced in cost management and process improvement and encourages this philosophy among its manufacturing personnel.  The Company is also continually exploring new construction techniques that might allow it to develop new products in the homebuilding industry.  This is done through on-going discussions with subject matter experts in the construction industry, including individuals experimenting with alternative materials and construction techniques which are proprietary in nature.  The company does not currently have any patents on such techniques, but may file for such in the future.

RAW MATERIALS AND SUPPLIERS

Duratech is basically an assembler of components purchased from outside sources. The major components used by Duratech are lumber, plywood, shingles, vinyl and wood siding, steel, aluminum, insulation, home appliances, furnaces, plumbing fixtures, hardware, and floor coverings. The suppliers are many and range in size from large national companies to very small local companies. At the present time, the Company is obtaining sufficient materials to fulfill its needs.

REGULATION

The Company’s principal regulatory bodies are the building code of each respective province in which it does business. Duratech is Canadian Standards Association (CSA) Certified as part of the A277 Program and Part 9 of 2006 Alberta Building Code.  CSA-A277 is the residential code and CSA-Z240 is the manufactured home code.

CSA is a governing body in the RTM, modular and manufactured home industry.  It abides by and inspects to the National Building Code of Canada 1995, as well as all provincial building codes and has a higher standard than both.  It has a strict quality control procedure that inspects the homes at every level of the building process from blueprint to completion stage. Only companies meeting strict criteria can obtain CSA certification as it can overrule jurisdictions’ local codes and is recognized over provincial codes because of its high standards.

Another certification Duratech holds is Part 10 of the National Building Code of Canada, which governs relocatable commercial structures.  It is regulated by a strict quality control manual and program, which Duratech has in place, and is continuously monitored and evaluated to insure compliance is being met. Both of our certifications enable us to offer a quality product to the customer and give the customer greater assurance of a problem-free structure because of the guidelines, codes and regulations we as a builder must meet to keep the certification.

The Alberta Building Code attempts to detail the minimum provisions acceptable to maintain the safety of buildings, with specific regard to public health, fire protection, accessibility and structural sufficiency.  The Building Code sets forth technical provisions for construction, renovation and demolition of structures.  Part 9 is applicable to housing and small buildings and directly impacts the Company’s operations.  It is very prescriptive in nature and is intended to be able to be applied by contractors.

Compliance with the Alberta Building Code is necessary in order for a structure to be deemed fit for occupancy and is a cost of doing business.  The Code is enforceable by the Alberta Municipal Affairs Department, which in addition to producing the Building Code is responsible for the development and dissemination of Code interpretations, variances and bulletins.

Saskatchewan does not have its own provincial building code but rather utilizes the standards of the National Building Code of Canada 1995, as adopted by regulations under the Uniform Building and Accessibility Standards Act.  All site- and factory-built homes and structures in Saskatchewan must comply with these standards.

LEGAL PROCEEDINGS

The Company is not involved in any pending or threatened legal proceedings.

PROPERTY

The Company leases its facilities at the following locations:

The company’s headquarters is located at #1 2920 9th Avenue North, Lethbridge, Alberta, Canada T1H 5E4 and is comprised of 1,100 square feet of office space and 27,000 square feet of plant.

The Company previously had a plant in Cardston, Alberta, Canada located at 855 2nd Avenue E, which was comprised of 38,000 square feet, but decided to consolidate its operations in Lethbridge in early 2009 in an effort to reduce costs in response to the global economic environment.  The Company continues to utilize a Calgary, Alberta, Canada office located at 95 Sandringham Way NW, comprised of 1,000 square feet.

EMPLOYEES

Duratech Group Inc. has a staff of approximately 30 employees, of which 15 are employed on a full-time basis and approximately 15 are on a contract or part-time basis. This number will fluctuate on a month-to-month basis.

FORWARD-LOOKING STATEMENTS

This Current Report on Form 8-K/A contains forward-looking statements.  To the extent that any statements made in this Report contain information that is not historical, these statements are essentially forward-looking.  Forward-looking statements can be identified by the use of words such as “expects,” “plans,” “will,” “may,” “anticipates,” believes,” “should,” “intends,” “estimates,” and other words of similar meaning. These statements are subject to risks and uncertainties that cannot be predicted or quantified and, consequently, actual results may differ materially from those expressed or implied by such forward-looking statements. Such risks and uncertainties are outlined in “Risk Factors” and include, without limitation, the Company’s ability to raise additional capital to finance the Company’s activities; the effectiveness, profitability, and the marketability of its products; legal and regulatory risks associated with the Share Exchange; the future trading of the common stock of the Company; the ability of the Company to operate as a public company; the Company’s ability to protect its proprietary information; general economic and business conditions; the volatility of the Company’s operating results and financial condition; the Company’s ability to attract or retain qualified senior management personnel and research and development staff; and other risks detailed from time to time in the Company’s filings with the SEC, or otherwise.

Information regarding market and industry statistics contained in this Report is included based on information available to the Company that it believes is accurate. It is generally based on industry and other publications that are not produced for purposes of securities offerings or economic analysis. The Company has not reviewed or included data from all sources, and cannot assure investors of the accuracy or completeness of the data included in this Report. Forecasts and other forward-looking information obtained from these sources are subject to the same qualifications and the additional uncertainties accompanying any estimates of future market size, revenue and market acceptance of products and services. The Company does not undertake any obligation to publicly update any forward-looking statements. As a result, investors should not place undue reliance on these forward-looking statements.

MANAGEMENT’S DISCUSSION AND ANALYSIS OR PLAN OF OPERATIONS

All references to the “Company,” “we,” “our” and “us” for periods prior to the closing of the Share Exchange refer to the Registrant, and references to the “Company,” “we,” “our” and “us” for periods subsequent to the closing of the Share Exchange refer to the Registrant and its subsidiaries.

The following discussion highlights the principal factors that have affected our financial condition and results of operations as well as our liquidity and capital resources for the periods described. This discussion contains forward-looking statements. Please see “Special cautionary statement concerning forward-looking statements” and “Risk factors” for a discussion of the uncertainties, risks and assumptions associated with these forward-looking statements. The operating results for the periods presented were not significantly affected by inflation.

In August, 2008, the management of the Registrant determined that it was in the best interests of the stockholders of the Registrant to agree to the Share Exchange and acquire Duratech Group Inc., a Canadian company that is engaged in the construction and manufacturing of homes in Alberta and Saskatchewan, Canada. As part of the reverse merger, the Registrant will cease engaging in the mobile information search services business. As a result of the Share Exchange, Duratech Group Inc. will become a majority-owned subsidiary of the Registrant.

The financial results summarized below are based on the UpSnap, Inc. unaudited consolidated financial statements for the three and six month periods ended July 31, 2009 and 2008, audited balance sheet as of January 31, 2009 and January 31, 2008 and related audited statements of operations and retained earnings and statements of cash flows for the years ended January 31, 2009 and January 31, 2008. The audited financial statements are attached hereto as Exhibit 99.1.

Three and Six Months Ended July 31, 2009 Compared to the Three and Six Months Ended July 31, 2008

Operating Revenues. Revenues for the three months ended July 31, 2009 were $1,030,429, compared to revenues for the three months ended July 31, 2008 of $661,050. The increase in revenues of $369,379 is principally attributable to the acquisition of Duratech Structures in July, 2008 thus resulting in an increase in housing sales due to the combined operations versus the same period in 2008 when the company had just started to incorporate Duratech Structures into its operations.  Sales for the Duratech Contracting division increase to $788,526 for the three months ended July 31, 2009 from $601,821 for period ended July 31, 2008 due to a slight increase in new home sales. The Duratech Structures division went from $59,230 for the quarter ended July 31, 2008 to $251,904 in sales for the quarter ended July 31, 2009 due to an increase in sales of modular structures.

Revenues for the six months ended July 31, 2009 were $1,859,144, compared to revenues for the six months ended July 31, 2008 of $2,176,567. The decrease in revenues of $317,423 is principally attributable to a decline in housing sales as a result of the global recession and its impact on the Canadian economy since late 2008 compared to a very rapidly growing economy during the prior year period when oil prices were substantially higher.  Sales for the Duratech Contracting division decreased to $1,387,032 for the six months ended July 31, 2009 from $1,505,071 for the same period ended July 31, 2008 because the increase in new home sales in the second quarter was more than offset by a decrease in new home sales in the first quarter.  Sales for the Duratech Structures division decreased to $472,112 for the six months ended July 31, 2009 from $671,496 in sales for the six months ended July 31, 2008 because the increase in modular home sales in the second quarter was more than offset by the decrease in sales of modular structures in the first quarter as a result of the global economic recession and decrease in oil prices from the prior year.

Selling, General and Administrative Expenses. Selling, general and administrative expenses for the period ended July 31, 2009 were $276,029, compared to selling, general and administrative expenses of $222,439 for the corresponding period in 2008, a slight increase of about $53,590 principally due to transition costs associated with turning-around, expanding its core business and additional overhead expenses associated with taking the company public offset by reduction in expenses in response to the decrease in sales from the global economic recession.

Selling, general and administrative expenses for the six months ended July 31, 2009 were $490,836, compared to selling, general and administrative expenses of $387,155 for the corresponding period in 2008, an increase of about $103,681 principally due to transition costs associated with turning-around, expanding its core business and additional overhead expenses associated with taking the company public offset by reduction in expenses in response to the decrease in sales from the global economic recession.

Payroll Expense. Payroll expense for the three months ended July 31, 2009 fiscal year were $252,534, compared to payroll expense for the same period in 2008 of $509,386 principally due to a reduction in expenses in 2009 in response to the global economic recession compared to higher business operations in 2008 at Duratech Contracting division and Duratech Structures division in anticipation of greater growth that did not materialize because of global economic conditions.

Payroll expense for the six months ended July 31, 2009 fiscal year were $501,645, compared to payroll expense for the same period in 2008 of $720,614 principally due to an increase in business operations at Duratech Contracting division and Duratech Structures division in anticipation of greater growth that did not materialize because of global economic conditions offset by reduction in expenses as a result of same.

Other Expenses. Bad debt expense for the period ended July 31, 2009 and 2008 was $0; interest expense for the three months ended July 31, 2009 was $104,395 compared to $49,082 for the corresponding period in 2008 due to larger borrowings associated with more houses under construction; and depreciation and amortization expense for the quarter ended July 31, 2009 was $43,907 compared to $0 for the same quarter in 2008 due to greater property plant and equipment associated with larger operations and purchase of Truss Equipment which is expected to save the company money in the future.

Bad debt expense for the six months ended July 31, 2009 and 2008 was $0 and depreciation and amortization expense for the six months ended July 31, 2009 was $73,058 compared to $0 for the period in 2008 due to greater property plant and equipment associated with larger operations and purchase of Truss Equipment which is expected to save the company money in the future.

Other Income/(Expense). Net other income for the three months ended July 31, 2009 and 2008 was $491 and $998, respectively.

Net other income for the six months ended July 31, 2009 and 2008 was $484 and 999, respectively; interest expense for the six months ended July 31, 2009 was $192,655 compared to $88,951 for the corresponding period in 2008 due to larger borrowings associated with more houses under construction.

Net Income. Net loss for the quarter ended July 31, 2009 was $385,121 compared to a net loss for the same quarter in 2008 of $627,296.  The decrease in net loss is principally attributable to the increase in housing sales (although at a lower rate than the 1st quarter) during the second quarter compared to the same period in 2008 and a reduction in payroll expenses in response to the global economic recession in the three month period ended July 31, 2009.  The net loss for the period ended July 31, 2008 was $289,232 for Duratech Contracting division and a loss of $338,063 for Duratech Structures division which reflects growth of the respective divisions prior to the company’s reverse merger.  The net loss for the period ended July 31, 2009 was $230,424 for Duratech Contracting division which included overhead expenses for the Company and $154,697 for Duratech Structures division principally as a result of a decline in sales due to the global economic recession.

Net loss for the six months ended July 31, 2009 was $965,634 compared to a net loss for the period in 2008 of $611,379.  The increase in net loss is principally attributable to the decrease home and modular sales during the first quarter as a result of the global economic recession and increase in selling, general and administrative expenses in the six month period ended July 31, 2009, including turn-around costs and acquisition expenses related to reverse merger, offset by a decrease in payroll expenses in 2009 in response to the global economic recession.    The net loss for the six months ended July 31, 2009 was $591,767 for Duratech Contracting division which included overhead expenses for the Company and $373,867 for Duratech Structures division principally as a result of a decline in sales in the first quarter due to the global economic recession. The net loss for the six months ended July 31, 2008 was $386,493 for Duratech Contracting division and a loss of $224,886 for Duratech Structures division which reflects a decline in the company’s operation before being acquired by Duratech Group.

Foreign Currency Gains/Losses. Because the Company operates in Alberta and Saskatchewan, Canada, the company does incur foreign currency gains/losses for US GAAP reporting purposes. The Company incurred a loss on currency conversion of $19,307 for the three months ended July 31, 2009 compared to a gain of $5,852 for the same period in 2008. The prevailing exchange rate used to translate the Canadian dollars to U.S dollars at July 31, 2009 and January 31, 2009 was 0.9269 and .0.81248, respectively. The average for the quarter ending July 31, 2009 and 2008 was 0.88265 and 0.9862, respectively.

Because the Company operates in Alberta and Saskatchewan, Canada, the company does incur foreign currency gains/losses for US GAAP reporting purposes. The Company incurred a loss on currency conversion of $39,818 for the six months ended July 31, 2009 compared to a gain of $5,887 for the same period in 2008. The prevailing exchange rate used to translate the Canadian dollars to U.S dollars at July 31, 2009 and January 31, 2009 was 0.9269 and .0.81248, respectively. The average for the quarter ending July 31, 2009 and 2008 was 0.88265 and 0.9862, respectively.

Fiscal Year Ended January 31, 2009 Compared to the Fiscal Year Ended January 31, 2008

Operating Revenues. Revenues for the 2009 fiscal year were $6.68 million, compared to revenues for the 2008 fiscal year of $4.97 million. The increase in revenues of $1.71 million is principally attributable to the growth in housing sales of $1 million through its Duratech Structures division and $650,000 through Duratech Contracting division.Sales for Duratech Contracting division increased from $3.12 million for fiscal year 2008 to $3.76 million for fiscal year 2009 due to an increase in new home sales.The Duratech Structures division went from $1.857 million for fiscal year 2008 to $2.921 million in sales for fiscal year 2009 due to the increase in sales of modular structures.

Selling, General and Administrative Expenses. Selling, general and administrative expenses for the 2009 fiscal year were $991,689, compared to selling, general and administrative expenses for the 2008 fiscal year of $306,199, an increase of about $685,490 principally due to transition costs associated with turning-around and expanding its core business and additional overhead expenses associated with taking the company public.

Payroll Expense. Payroll expense for the 2009 fiscal year were $1,712,613, compared to payroll expense for the 2008 fiscal year expense of $489,321 principally due to an increase in business operations at Duratech Contracting division and Duratech Structures division in anticipation of greater growth that did not materialize because of global economic conditions.The Company subsequently scaled back its operations and overhead to be more in line with expected on-going operations going forward.

Other Expenses. Bad debt expense for the 2009 fiscal year was $62 compared to $3,746 for the same period in the prior year and depreciation and amortization expense for 2009 was $124,397 compared to $21,598 for the 2008 fiscal year due to greater property plant and equipment associated with larger operations and purchase of truss equipment which is expected to save the company money in the future.

Other Income/(Expense). Net other income for the 2009 fiscal year was $3,781 compared to $2,600 for the 2008 fiscal year. This income is from interest earned on balances carried by the company.  Interest expense for the 2009 fiscal year was $277,653 compared to $139,175 for the 2008 fiscal year due to larger borrowings associated with more houses under construction.

Net Income. Net loss for the 2009 fiscal year was $(1,050,993) compared to net loss for the 2008 fiscal year of $(321,065). The increase in net loss is principally attributable to the increase in payroll and selling, general and administrative expenses in fiscal year 2009 including turn-around costs and acquisition expenses related to reverse merger. The company does not expect to continue incurring losses going forward as the company has scaled back its operations and overhead in line with current revenue levels and can increase staff as economic conditions improve.The net loss for 2008 was $(294,713) for Duratech Contracting division and $(26,352) for Duratech Structures division principally due to expansion and overhead costs incurred by each entity. The net loss for fiscal year 2009 was $(774,965) for Duratech Contracting division which included overhead expenses for the Company and $(276,028) for Duratech Structures division.

Foreign Currency Gains/Losses. Because the Company operates in Alberta and Saskatchewan, Canada, the company does incur foreign currency gains/losses for US GAAP reporting purposes. The Company incurred a gain on currency conversion of $115,077 for the 2009 fiscal year compared to a loss of $5,868 for the 2008 fiscal year. The prevailing exchange rate used to translate the Canadian dollars to U.S dollars at January 31, 2009 was 0.81248. The average was 0.907744.

Liquidity and Capital Resources

As of July 31, 2009, cash and cash equivalents totaled $0.  The net cash provided by operations for the six-months ended July 31, 2009 of $96,830 increased from the net cash used in fiscal year end January 31, 2009 of $387,494 principally due to an increase in customer deposits offset by an increase in inventories and net loss from operations. The net cash used in investing activities of $322,326 for the period was mainly due to acquisition of three parcels of land, described below in Part II, Item 2, compared to $46,867 for the fiscal year end January 31, 2009. The increase in financing activities of $265,314 for six-months ended July 31, 2009 compared to $319,284 generated for the prior fiscal year end was mainly due proceeds from notes payable for each period..

The working capital at July 31, 2009 was $(1,863,128), comprised of accounts receivable, net of $970,326, other receivables of $114,905 and inventory of $2,236,958 less payables and accrued liabilities of $1,042,636, customer deposits of $1,663,574, short term loans of $263,426; current portion of notes payable of $2,086,317 and current portion of shareholder notes payable of $129,364.

The Company is currently experiencing decreased demand for its products as a result of slowed economic growth in Western Canada, which has been affected by the global recession that began late in 2008. In particular, the oil and natural gas sector, the primary industry in Alberta and Saskatchewan, has experienced falling revenues due to the continuing uncertainty in the global economy and weak financing conditions, which has translated into several oil and gas projects being cancelled or put on hold.  This, in turn, resulted in historically high, seasonally adjusted unemployment rates in August 2009 of 7.4% and 6.1% in Alberta and Saskatchewan, respectively.  The impact of the decline in the oil and natural gas sector has also been felt in the housing market in the Western Prairie provinces, which saw a decline in new housing starts of 17% in July 2009 compared to July 2008, and an expected overall decrease of 6.8% in home prices in 2009, according to data from the Canada Mortgage and Housing Corporation (“CMHC”), Canada’s national housing agency. However, in CMHC’s Third Quarter 2009 “Housing Market Outlook – Prairie Region Highlights” report, CMHC revised their 2009 forecast upward for housing starts and resales as price declines, government incentives, and low mortgage rates are expected to lead to stronger activity in the fourth quarter of the year.  For 2010, the report also indicates that lower inventories in both the new and resale markets, a strengthening economy, and rising demand will support a healthy increase in new home construction, along with restored price growth in the region.

Nevertheless, if economic conditions were to worsen and the Company’s products became unsellable, the Company would not be able to recover the full cost of its inventory. As a result, operations could deteriorate and our liquidity would be further diminished. This risk, however, is principally related to the Company’s Duratech Contracting division that builds stick-built homes and has approximately $519,912 in inventory, which is substantially lower than it has been in prior periods. The Company does not expect that this inventory would be unsellable altogether or that it would have to sell such inventory below its cost, although it may well have to be sold at a lower profit then in the past. The Company’s Duratech Structures division builds modular homes and other structures on a contractual basis and is paid as work is done, so there is little risk that the Company’s inventory for these lines of business would be impacted as almost all of the customer deposits on the Company’s balance sheet reflect deposits for Duratech Structures.

Going forward we will rely substantially on revenue from existing contracts, new business development efforts, and acquisitions. Actual sales will be recorded upon completion of each project, while sales and service revenue will be recorded as earned. To date, the Company has had investors willing to contribute equity, convert debt to equity or offer private loans to finance on-going operations.  In addition, the Company does have some relationships with lending institutions to provide financing on inventory and/or completed homes.  The company has wound down its joint venture relationships with P&R Gateway Development Inc. and 1371009 Alberta Ltd. and will no longer be securing financing through these entities until the economic conditions improve.

Furthermore, the economic conditions within Canada, particularly as a result of natural resources markets, could impact future interest in housing and modular buildings. Overall, we have funded our cash needs from inception through July 31, 2009 with a series of private loan, debt and equity transactions.  However, private parties are under no legal obligation to provide us with future capital infusions and the global economic environment could impact the willingness of banks to continue to lend on real estate.

Demand for our products will be dependent upon, among other things, market acceptance of our products, the real estate market in general, and global economic conditions.Inasmuch as a major portion of our activities is the receipt of revenues from the sales of new home services, our business operations may be adversely affected by our competitors and prolonged recessionary periods.The Company does believe that the Alberta and Saskatchewan regions, where its principle operations are located, will continue to be attractive Canadian markets, and that these areas will be less impacted by overall economic conditions, but there is no guarantee this will remain so going forward.

The Company has provided a detailed list of risks and cautionary statements later in this document.

Critical Accounting Policies and Estimates

The discussion and analysis of Duratech’s financial condition presented in this section are based upon the audited consolidated financial statements of Duratech Group Inc., which have been prepared in accordance with the generally accepted accounting principles in the United States. During the preparation of the financial statements Duratech is required to make estimates and judgments that affect the reported amounts of assets, liabilities, revenues and expenses, and related disclosure of contingent assets and liabilities. On an ongoing basis, Duratech evaluates its estimates and judgments, including those related to sales, returns, pricing concessions, bad debts, inventories, investments, fixed assets, intangible assets, income taxes and other contingencies. Duratech bases its estimates on historical experience and on various other assumptions that it believes are reasonable under current conditions. Actual results may differ from these estimates under different assumptions or conditions.

In response to the SEC’s Release No. 33-8040, “Cautionary Advice Regarding Disclosure About Critical Accounting Policy,” Duratech identified the most critical accounting principles upon which its financial status depends. Duratech determined that those critical accounting principles are related to the use of estimates, inventory valuation, revenue recognition, income tax and impairment of intangibles and other long-lived assets.  Duratech presents these accounting policies in the relevant sections in this management’s discussion and analysis, including the Recently Issued Accounting Pronouncements discussed below.

Cash and Cash Equivalents—For purposes of the Consolidated Statement of Cash Flows, the Company considers liquid investments with an original maturity of three months or less to be cash equivalents.

Management’s Use of Estimates—The preparation of consolidated financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of consolidated financial statements and the reported amounts of revenues and expenses during the reporting period.Actual results could differ from those estimates.

Presentation and Foreign Currency Translation—These consolidated financial statement have been prepared in accordance with US generally accepted accounting principles (GAAP) and translated into U.S dollars. The prevailing exchange rate used to translate the Canadian dollars to U.S dollars at January 31, 2009 was 0.81248. The average was 0.907744.

Assets and liabilities denominated in respective functional currencies are translated into United States Dollars at the exchange rate as of the balance sheet date.The share capital and retained earnings are translated at exchange rates prevailing at the time of the transactions.Revenues, costs, and expenses denominated in respective functional currencies are translated into United States Dollars at the weighted average exchange rate for the period.The effects of foreign currencies translation adjustments are included as a separate component of accumulated other comprehensive income.

Revenue Recognition— Revenues from long-term construction contracts (over one year) of the Duratech Contracting division, which builds on-site conventional homes, are recognized using the percentage-of-completion method. Revenues from short-term contracts of the Duratech Structures division, which builds ready-to-move homes and modular camp sites, are recognized as the work is performed and related costs are incurred. Contract costs include all direct materials and labor costs and those indirect costs related to contract performance, such as indirect labor, supplies, tools, and repair costs. General and administrative costs are charged to expense as incurred.

Revenue and all related costs and expenses from house and land sales are recognized at the time that closing has occurred, when title and possession of the property and the risks and rewards of ownership transfer to the buyer, and we do not have a substantial continuing involvement in accordance with SFAS No.66, “Accounting for Sales of Real Estate” (“SFAS 66”). In order to properly match revenues with expenses, we estimate construction and land development costs incurred and to be incurred, but not paid at the time of closing. Estimated costs to complete are determined for each closed home and land sale based upon historical data with respect to similar product types and geographical areas and allocated to closings along with actual costs incurred based on a relative sales value approach. We monitor the accuracy of estimates by comparing actual costs incurred subsequent to closing to the estimate made at the time of closing and make modifications to the estimates based on these comparisons.

Revenue is recognized for long-term construction contract sales on the percentage-of-completion method when the land sale takes place prior to all contracted work being completed. Pursuant to the requirements of SFAS 66, if the seller has some continuing involvement with the property and does not transfer substantially all of the risks and rewards of ownership, profit shall be recognized by a method determined by the nature and extent of the seller’s continuing involvement. In the case of our land sales, this involvement typically consists of final development activities. We recognize revenue and related costs as work progresses using the percentage-of-completion method, which relies on estimates of total expected costs to complete required work. Revenue is recognized in proportion to the percentage of total costs incurred in relation to estimated total costs at the time of sale. Actual revenues and costs to complete construction in the future could differ from our current estimates. If our estimates of development costs remaining to be completed and relative sales values are significantly different from actual amounts, then our revenues, related cumulative profits and costs of sales may be revised in the period that estimates change.

Cash and Bank Overdraft—Cash consists of cash, cash equivalents and checks issued in excess of cash on deposit. Cash is put in the Bank account which has a negative balance. For the purpose of the cash flow statement, Bank overdrafts are also classified as cash.

Net Loss per Common Share—Statement of Financial Accounting Standard (SFAS) No. 128 requires dual presentation of basic and diluted earnings per share (EPS) with a reconciliation of the numerator and denominator of the EPS computations.Basic earnings per share amounts are based on the weighted average shares of common stock outstanding.If applicable, diluted earnings per share would assume the conversion, exercise or issuance of all potential common stock instruments such as options, warrants and convertible securities, unless the effect is to reduce a loss or increase earnings per share.Accordingly, this presentation has been adopted for the period presented.There were no adjustments required to net loss for the period presented in the computation of diluted earnings per share.

Income Taxes—Income taxes are provided in accordance with Statement of Financial Accounting Standards (SFAS) No. 109, “Accounting for Income Taxes.”A deferred tax asset or liability is recorded for all temporary differences between financial and tax reporting and net operating loss-carryforwards.

Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that, and some portion or the entire deferred tax asset will not be realized.Deferred tax assets and liabilities are adjusted for the effect of changes in tax laws and rates on the date of enactment.

Fair Value of Financial Instruments—The carrying amounts reported in the consolidated balance sheet for cash, accounts receivable and payable approximate fair value based on the short-term maturity of these instruments.

Accounts Receivable— Accounts deemed uncollectible are written off in the year they become uncollectible.For the years ended January 31, 2009 and 2008, no amounts were deemed uncollectible as of January 31, 2009.Outstanding Accounts Receivable as of January 31, 2009 was $812,355. Typical payment terms for short-term contracts are 30% down, 60% upon completion and 10% holdback to be released once the structure is on-site and attached. Typical payment terms for stick-built homes (long-term construction contracts) are four draws from bank upon completion of backfill, lockup, ready-to-paint and at completion and a 10% holdback is held for 45 days to allow for builder liens by lawyer. Accounts receivable are considered current as long as there is reasonable expectation that payments will be made as agreed upon or otherwise negotiated, but in no event longer than 12 months. The Company evaluates collectability based on receiving payments as agreed upon or as otherwise negotiated.

Impairment of Long-Lived Assets— Using the guidance of Statement of Financial Accounting Standards (SFAS) No. 144, “Accounting for the Impairment or Disposal of Long-Lived Assets”, the Company reviews the carrying value of property, plant, and equipment for impairment whenever events and circumstances indicate that the carrying value of an asset may not be recoverable from the estimated future cash flows expected to result from its use and eventual disposition. In cases where undiscounted expected future cash flows are less than the carrying value, an impairment loss is recognized equal to an amount by which the carrying value exceeds the fair value of assets. The factors considered by management in performing this assessment include current operating results, trends and prospects, the manner in which the property is used, and the effects of obsolescence, demand, competition, and other economic factors.

Inventory—Inventory is stated at the lower of accumulated cost or fair value, as determined in accordance with Statement of Financial Accounting Standards No.144, “Accounting for the Impairment or Disposal of Long Lived Assets” (“SFAS 144”). Accumulated cost includes costs associated with land acquisition, land development, and home construction costs, including certain direct and indirect overhead costs related to development and construction. Land acquisition and development costs are allocated to individual lots using actual lot cost determined based on the total expected land acquisition and development costs and the total expected home closings for the project. The specific identification method is used to accumulate home construction costs.

Cost of sales includes the construction cost of the home, the actual lot cost for the home or project, and commissions and closing costs applicable to the home. The construction cost of the home includes amounts paid through the closing date of the home. Any costs incurred but not yet paidare expensed as incurred and are typically very nominal in nature because the construction projects have been completed before recorded as sales. The construction cycles for the long-term construction projects (stick-built homes) are approximately one year and for the short-term construction projects (modular and ready-to-move homes) are approximately two to three months.

For those projects for which construction and development activities have been idled for an extended period of time, longer than three months, an impairment analysis will be performed to determine if an adjustment may be necessary. If the fair market value of a home (based on comparable units in the market) is less than its cost, this would suggest impairment and an appropriate adjustment would be made. Recent market activity has shown that such fair market value estimates are not very sensitive or subjective. These analyses are performed on a regular basis and confirmed before filing documents with the Commission.

Customer Deposits—The cash deposit received from customers when project in progress are shown in the balance sheet as current liabilities and apply against the revenue expected from customers when the project is terminated and the customers are billed. The deposit is without interest.

Deposits/Holdback—The deposits referenced under Deposits/Holdbacks are land deposits for future development that are refundable and not deposits from customers for home construction.  The holdbacks included under Deposits/Holdback are deficiency holdbacks that are held by the closing attorney on a completed project until it’s determined that there will not be any further claims by sub-contractors on the project.

Recently Issued Accounting Pronouncements

In December 2007, the FASB issued SFAS141(revised 2007), Business Combinations (“SFAS141R”). SFAS141R will significantly change the accounting for business combinations in a number of areas including the treatment of contingent consideration, contingencies, acquisition costs, IPR&D and restructuring costs. In addition, under SFAS141R, changes in deferred tax asset valuation allowances and acquired income tax uncertainties in a business combination after the measurement period will impact income tax expense. SFAS141R is effective for fiscal years beginning after December15, 2008.Adoption of this standard is not expected to have a material effect on the Company’s results of operations or its financial position.

In December 2007, the FASB issued SFAS160, Noncontrolling Interests in Consolidated Financial Statements, an amendment of ARB No.51 (“SFAS160”). SFAS160 will change the accounting and reporting for minority interests, which will be recharacterized as noncontrolling interests (NCI) and classified as a component of equity. This new consolidation method will significantly change the account with minority interest holders. SFAS160 is effective for fiscal years beginning after December15, 2008. Adoption of this standard is not expected to have a material effect on the Company’s results of operations or its financial position.

In March 2008, the FASB issued SFAS No.161, “Disclosures about Derivative Instruments and Hedging Activities — an amendment to FASB Statement No.133.” SFAS No.161 is intended to improve financial standards for derivative instruments and hedging activities by requiring enhanced disclosures to enable investors to better understand their effects on an entity’s financial position, financial performance, and cash flows. Entities are required to provide enhanced disclosures about: (a)how and why an entity uses derivative instruments; (b)how derivative instruments and related hedged items are accounted for under Statement 133 and its related interpretations; and (c)how derivative instruments and related hedged items affect an entity’s financial position, financial performance, and cash flows. It is effective for financial statements issued for fiscal years beginning after November15, 2008, with early adoption encouraged. The adoption of this statement, which is expected to occur in the first quarter of 2009, is not expected to have a material effect on the Company’s financial statements.

In May 2008, the FASB issued SFAS No. 162, “The Hierarchy of Generally Accepted Accounting Principles.” SFAS No. 162 identifies the sources of accounting principles and the framework for selecting the principles to be used in the preparation of financial statements of nongovernmental entities that are presented in conformity with generally accepted accounting principles in the United States. It is effective 60 days following the SEC’s approval of the Public Company Accounting Oversight Board amendments to AU Section 411, “The Meaning of Present Fairly in Conformity With Generally Accepted Accounting Principles.” The adoption of this statement is not expected to have a material effect on the Company’s financial statements.

In May2008, the FASB issued SFAS No.163, “Accounting for Financial Guarantee Insurance Contracts — An interpretation of FASB Statement No.60.” SFAS No.163 requires that an insurance enterprise recognize a claim liability prior to an event of default when there is evidence that credit deterioration has occurred in an insured financial obligation. It also clarifies how Statement No.60 applies to financial guarantee insurance contracts, including the recognition and measurement to be used to account for premium revenue and claim liabilities, and requires expanded disclosures about financial guarantee insurance contracts. It is effective for financial statements issued for fiscal years beginning after December15, 2008, except for some disclosures about the insurance enterprise’s risk-management activities. SFAS No.163 requires that disclosures about the risk-management activities of the insurance enterprise be effective for the first period beginning after issuance. Except for those disclosures, earlier application is not permitted. The adoption of this statement is not expected to have a material effect on the Company’s financial statements.

Cautionary Factors That May Affect Future Results

This Current Report on Form 8-K and other written reports and oral statements made from time to time by the Company may contain so-called “forward-looking statements,” all of which are subject to risks and uncertainties.  One can identify these forward-looking statements by their use of words such as “expects,” “plans,” “will,” “estimates,” “forecasts,” “projects” and other words of similar meaning. One can identify them by the fact that they do not relate strictly to historical or current facts. These statements are likely to address the Company’s growth strategy, financial results and product and development programs. One must carefully consider any such statement and should understand that many factors could cause actual results to differ from the Company’s forward-looking statements. These factors include inaccurate assumptions and a broad variety of other risks and uncertainties, including some that are known and some that are not. No forward-looking statement can be guaranteed and actual future results may vary materially.

The Company does not assume the obligation to update any forward-looking statement. One should carefully evaluate such statements in light of factors described in the Company’s filings with the SEC, especially on Forms 10-K(SB), 10-Q(SB) and 8-K.  Listed below are some important factors that could cause actual results to differ from expected or historic results. One should understand that it is not possible to predict or identify all such factors.  Consequently, the reader should not consider any such list to be a complete list of all potential risks or uncertainties.

Risk Factors

Investing in the Company’s common stock involves a high degree of risk. Prospective investors should carefully consider the risks described below, together with all of the other information included or referred to in this Current Report on Form 8-K/A, before purchasing shares of the Company’s common stock. There are numerous and varied risks, known and unknown, that may prevent the Registrant from achieving its goals. The risks described below are not the only ones the Company will face. If any of these risks actually occurs, the Company’s business, financial condition or results of operation may be materially adversely affected. In such case, the trading price of the Registrant’s common stock could decline and investors in the Company’s common stock could lose all or part of their investment. The risks and uncertainties described below are not exclusive and are intended to reflect the material risks that are specific to the Company, material risks related to the Company’s industry and material risks related to companies that undertake a public offering or seek to maintain a class of securities that is registered or traded on any exchange or over-the-counter market.

The Company’s future revenues will be derived from the production of ready-to-move homes, modular units and building of site-built homes and acquisition and sale of manufactured homes produced in the United States.  There are numerous risks, known and unknown, that may prevent the Company from achieving its goals including, but not limited to, those described below. Additional unknown risks may also impair the Company’s financial performance and business operations. The Company’s business, financial condition and/or results of operations may be materially adversely affected by the nature and impact of these risks.  In such case, the market value of the Company’s securities could be detrimentally affected, and investors may lose part or all of their investment. Please refer to the information contained under “Business” in this report for further details pertaining to the Company’s business and financial condition.

Risks Related To Our Company

Our business has posted net operating losses, has limited operating history and will need capital to grow and finance its operations. For the investor, potential adverse effects of this include failure of the company to continue as a going concern. Our auditors have expressed substantial doubt about our ability to continue as a going concern.

From the inception of our operating subsidiary, Duratech Group Inc., until June 30, 2008, the Company has had accumulated net losses of $199,368. Our auditors have raised substantial doubt about our ability to continue as a going concern due to accumulated losses from operations and net deficiency. Mr. Peter Van Hierden acquired the company in July, 2007 and then quickly acquired another struggling company the same month. While Mr. Van Hierden and management have consolidated both entities, made substantial improvements to turn-around operations and put the company on a growth path going forward, there is no guarantee that these operations will be successful and will not continue to incur losses. The Company has limited operating history and is essentially an early-stage operation. The Company will continue to be dependent on having access to working capital that will allow it to finance operations during its growth period. Continued net operating losses together with limited working capital make investing in our company a high-risk proposal. The adverse effects of a limited operating history include reduced management visibility into forward sales, marketing costs, customer acquisition and retention which could lead to missing targets for achievement of profitability.

A slowdown or other adverse developments in the Canadian economy may materially and adversely affect the Company’s customers, demand for the Company’s products and the Company’s business.

All of the Company’s operations are conducted in Canada and all of its revenue is generated from sales in Alberta and Saskatchewan, Canada. Although the Alberta and Saskatchewan economy has grown significantly in recent years, the Company cannot assure investors that such growth will continue. A slowdown in overall economic growth, an economic downturn or recession or other adverse economic developments in Canada could materially reduce the demand for our products and materially and adversely affect the Company’s business.

Our operating results could be affected by geographic concentration and declining housing demand.

As a participant in the homebuilding industry, we are subject to market forces beyond our control. These market forces include employment and employment growth, interest rates, land availability and development costs, apartment vacancy levels, and the health of the general economy. Unfavorable changes in any of the above factors or other issues could have an adverse affect on our sales and earnings.

The loss of any of our executive officers could reduce our ability to execute our business strategy and could have a material adverse effect on our business and results of operations.

We are dependent to a significant extent upon the efforts of our executive officers, particularly Peter Van Hierden, our Chief Executive Officer, and Richard A. von Gnetchen, our Chief Financial Officer. The loss of the services of one or more of our executive officers could impair our ability to execute our business strategy and have a material adverse effect upon our business, financial condition and results of operations. We currently have no key man life insurance for our executive officers.

Peter Van Hierden, Chief Executive Officer and our majority shareholder, can cause us to take certain actions or preclude us from taking actions without the approval of the other shareholders and may have interests that could conflict with other shareholders.

Peter Van Hierden, our Chief Executive Officer, as of January 31, 2009, beneficially owns approximately 69.0% of the voting power of our common stock. As a result, Mr. Van Hierden has the ability to control the outcome of virtually all corporate actions, including the election of all directors, the approval of any merger, the commencement of bankruptcy proceedings and other significant corporate actions. His interest in exercising control over our business may conflict with the interests of other shareholders. This voting power might also discourage someone from acquiring us or from making a significant equity investment in us, even if we need the investment to meet our obligations and to operate our business.

Our success depends on our ability to acquire land suitable for residential homebuilding at reasonable prices.

The homebuilding industry is highly competitive for suitable land. The availability of finished and partially finished developed lots and undeveloped land for purchase that meet our criteria depends on a number of factors outside our control, including land availability in general, competition with other homebuilders and land buyers for desirable property, inflation in land prices, zoning, allowable housing density, and other regulatory requirements. Should suitable lots or land become less available, the number of homes we may be able to build and sell could be reduced, and the cost of land could be increased, perhaps substantially, which could adversely impact our results of operations.

Our long-term ability to build homes depends on our acquiring land suitable for residential building at reasonable prices in locations where we want to build. As competition for suitable land increases, and as available land is developed, the cost of acquiring suitable remaining land could rise, and the availability of suitable land at acceptable prices may decline. Any land shortages or any decrease in the supply of suitable land at reasonable prices could result in increased land costs. We may not be able to pass through to our customers any increased land costs, which could adversely impact our revenues, earnings, and margins.

Our future growth may require additional capital, which may not be available.

Our operations require significant amounts of cash. We may be required to seek additional capital, whether from sales of equity or debt or additional bank borrowings, for the future growth and development of our business. We can give no assurance as to the availability of such additional capital or, if available, whether it would be on terms acceptable to us. If we are not successful in obtaining sufficient capital, it could reduce our sales and may adversely affect our future growth and financial results.

We may not be successful in our effort to identify, complete or integrate acquisitions or to enter new markets through start-up operations, which could disrupt the activities of our current business, adversely affect our results of operations and future growth or cause losses.

A principal component of our business strategy is to continue to grow profitably, including, when appropriate, by acquiring other homebuilders or related businesses that will streamline our operations. We may not be successful in implementing our acquisition strategy, and growth may not continue at historical levels or at all. When acquiring another company, we may have difficulty assimilating the operations of acquired businesses, incur unanticipated liabilities or expenses, and our management’s attention may be diverted from our current business. The acquisition of other companies may also result in our entering markets in which we have limited or no experience. The failure to identify or complete business acquisitions, or successfully integrate the businesses we acquire, could adversely affect our results of operations and future growth. In addition, our acquisitions may not be as profitable as we anticipate or could even produce losses.

Furthermore, we may choose to enter new markets or expand operations in existing markets by starting new operations, rather than by acquiring an existing homebuilding company. If we choose to expand through start-up operations, we will not have the advantage of the experience and brand recognition of an established homebuilding company. As a result, we may incur substantial start-up costs in establishing our operations in new markets, and we may not be successful in taking operations from the start-up phase to profitability. If we are not successful in making start-up operations profitable, we may not be able to recover our investment and may incur losses.

Risks Related to the Housing Industry

The manufactured, modular and ready-to-move housing industry is highly competitive.

The manufactured, modular and ready-to-move housing industry is highly competitive at both the manufacturing and retail levels, with competition based upon several factors, including price, product features, reputation for service and quality, depth of field inventory, promotion, merchandising and the terms of retail customer financing. We compete with other retailers of manufactured homes, as well as companies offering for sale homes repossessed from wholesalers or consumers. In addition, manufactured homes compete with other forms of housing, such as new and existing site-built homes, apartments, condominiums and townhouses. The inability to effectively compete in this environment could result in lower sales, operating results and cash flows.

Availability and cost of financing for our retail customers, particularly in our manufactured housing business, could constrain our sales.

Retail buyers of our products generally secure financing from independent lenders, which, in the case of manufactured housing, could be negatively affected by adverse loan experience. Reduced availability of such financing and higher interest rates could have an adverse effect on the manufactured housing business and our housing sales. If this financing were to become unavailable or were to be restricted, our results of operations would suffer. Availability of financing depends on the lending practices of financial institutions, financial markets, governmental policies, and economic conditions, all of which are largely beyond our control.

Downward changes in general economic, real estate construction, or other business conditions could adversely affect our business or our financial results.

The residential homebuilding industry is sensitive to changes in economic conditions and other factors, such as the level of employment, consumer confidence, consumer income, availability of financing, and interest rate levels. Adverse changes in any of these conditions generally, or in the markets where we operate, could decrease demand and pricing for new homes in these areas or result in customer cancellations of pending contracts, which could adversely affect the number of home deliveries we make or reduce the prices we can charge for homes, either of which could result in a decrease in our revenues and earnings and would adversely affect our financial condition.

Future increases in interest rates, reductions in mortgage availability, or increases in the effective costs of owning a home could prevent potential customers from buying our homes and adversely affect our business and financial results.

Increases in interest rates or decreases in availability of mortgage financing could reduce the market for new homes. Potential homebuyers may be less willing or able to pay the increased monthly costs or to obtain mortgage financing that exposes them to interest rate changes. Lenders may increase the qualifications needed for mortgages or adjust their terms to address any increased credit risk. Even if potential customers do not need financing, changes in interest rates and mortgage availability could make it harder for them to sell their current homes to potential buyers who need financing. These factors could adversely affect the sales or pricing of our homes.

A.   Manufactured, Modular and Ready-To-Move Housing

The cyclical and seasonal nature of the manufactured housing industry causes our revenues and operating results to fluctuate, and we expect this cyclicality and seasonality to continue in the future.

The manufactured housing industry is highly cyclical and seasonal and is influenced by many national and regional economic and demographic factors, including:

•	the availability of consumer financing for homebuyers;

•	the availability of wholesale financing for retailers;

•	seasonality of demand;

•	consumer confidence;

•	interest rates;

•	demographic and employment trends;

•	income levels;

•	housing demand;

•	general economic conditions, including inflation and recessions; and

•	the availability of suitable homesites.

As a result of the foregoing economic, demographic and other factors, our revenues and operating results fluctuate, and we expect them to continue to fluctuate in the future. Moreover, we may experience operating losses during cyclical downturns in the manufactured housing market.

The manufactured, modular and ready-to-move housing industry is highly competitive, and competition may increase the adverse effects of industry conditions.

The manufactured, modular and ready-to-move housing industry is highly competitive. Competition at both the manufacturing and retail levels is based upon several factors, including price, product features, reputation for service and quality, merchandising, terms of retailer promotional programs and the terms of retail customer financing. Numerous companies produce manufactured homes in our markets. In addition, our homes compete with repossessed homes that are offered for sale in our markets. A number of our manufacturing competitors also have their own retail distribution systems and consumer finance and insurance operations. The ability to offer consumer finance and insurance products may provide some competitors with an advantage. In addition, there are many independent manufactured housing retail locations in most areas where we have retail operations. We believe that where wholesale floor plan financing is available, it is relatively easy for new retailers to enter into our markets as competitors. In addition, our products compete with other forms of low to moderate-cost housing, including new and existing site-built homes, apartments, townhouses and condominiums. If we are unable to compete effectively in this environment, our retail sales and wholesale shipments could be reduced. As a result, our growth could be limited.

Changing consumer preferences can affect sales, operating results and cash flows.

Changes in consumer preferences for manufactured, modular and ready-to-move housing occur over time, and consequently the Company responds to changing demand by evaluating the market acceptability of its products. Delays in responding to changing consumer preferences could have an adverse effect on sales, operating results and cash flows.

B.   Site-Built Housing

We may not be able to acquire suitable land at reasonable prices, which could result in cost increases we are unable to recover and reduce our total earned revenues and earnings.

We have experienced an increase in competition for available land and developed homesites in some of our markets as a result of a reduced availability of suitable parcels of land and developed homesites in these markets. Our ability to continue our homebuilding activities over the long-term depends upon our ability to locate and acquire suitable parcels of land or developed homesites to support our homebuilding operations. As competition for land increases, the cost of acquiring it may rise and the availability of suitable parcels at acceptable prices may decline. If we are unable to acquire suitable land or developed homesites at reasonable prices, it could limit our ability to develop new communities or result in increased land costs that we may not be able to pass through to our customers. Consequently, this competition could reduce the number of homes we sell or our profit margins and lead to a decrease in our total earned revenues and earnings.

Shortages of labor or materials and increases in the price of materials can harm our business by delaying construction, increasing costs, or both.

We and the homebuilding industry from time to time have experienced significant difficulties with respect to:

•	shortages of qualified trades people and other labor;

•	shortages of materials; and

•	increases in the cost of certain materials, including lumber, drywall and cement, which are significant components of home construction costs.

These difficulties can cause unexpected short-term increases in construction costs and cause construction delays for us. We will not be able to recover unexpected increases in construction costs by raising our home prices because, typically, the price of each home is established at the time a customer executes a home sale contract. Furthermore, sustained increases in construction costs may, over time, erode our profit margins. We may be able to offset sustained increases in construction costs with increases in the prices of our homes and through operating efficiencies. However, in the future, pricing competition may restrict our ability to pass on any additional costs, and we may not be able to achieve sufficient operating efficiencies to maintain our current profit margins.

Adverse weather conditions may increase costs, cause project delays and reduce consumer demand for housing, all of which would adversely affect the Company’s results of operations and prospects.

As a homebuilder, the Company is subject to numerous risks, many of which are beyond management’s control, including: adverse weather conditions, such as extended periods of rain, snow or cold temperatures and natural disasters, which could damage projects, cause delays in completion of projects, or reduce consumer demand for housing; and shortages in labor or materials, which could delay project completion and cause increases in the prices for labor or materials, thereby affecting the Company’s sales and profitability.

There are some risks of loss for which the Company may be unable to purchase insurance coverage. A sizeable uninsured loss could adversely affect the Company’s business, results of operations and financial condition.

Risks Related to Doing Business in the Canada

Inflation in Canada could negatively affect our profitability and growth.

While the economy in Alberta and Saskatchewan has experienced rapid growth, such growth has been uneven among other provinces and various sectors of the economy and in different geographical areas of the country.  Rapid economic growth can lead to growth in the money supply and rising inflation. If prices for the Company’s products rise at a rate that is insufficient to compensate for the rise in the costs of supplies, it may have an adverse effect on profitability.

The fluctuation of the Canadian dollar may materially and adversely affect investments in the Company.

The value of the Canadian dollar against the U.S. dollar and other currencies may fluctuate and is affected by, among other things, changes in the Canada’s political and economic conditions. As the Company relies principally on revenues earned in Canada, any significant revaluation of Canadian dollar may materially and adversely affect the Company’s cash flows, revenues and financial condition. For example, to the extent that the Company needs to convert U.S. dollars it receives from an offering of its securities into Canadian dollars for the Company’s operations, appreciation of the Canadian dollar against the U.S. dollar could have a material adverse effect on the Company’s business, financial condition and results of operations. Conversely, if the Company decides to convert its Canadian dollars into U.S. dollars for the purpose of making payments for dividends on its common stock or for other business purposes and the U.S. dollar appreciates against the Canadian dollar, the U.S. dollar equivalent of the Canadian dollar that the Company converts would be reduced. In addition, the depreciation of significant U.S. dollar denominated assets could result in a charge to the Company’s income statement and a reduction in the value of these assets.

The effect of changes in international, national and local economic and market conditions as a result of global developments

Beyond the risks of doing business in Canada or the United States, there is also the potential impact of changes in the international, national and local economic and market conditions as a result of global developments, including the effects of global financial crisis, effects of terrorist acts and war on terrorism, US and Canadian presence in Iraq and Afghanistan, potential conflict or crisis in North Korea or Middle East and potential avian flu pandemic or related illnesses, negatively affecting local homebuilding industry and adversely affecting new home installation market.

Risks Relating to the Share Exchange

The Company’s Chief Executive Officer, Peter Van Hierden, beneficially owns 69.0% of the Company’s outstanding common stock, which gives him control over certain major decisions on which the Company’s stockholders may vote, which may discourage an acquisition of the Company.

As a result of the Share Exchange, most of management of the Company do not beneficially own any of the Company’s outstanding common stock at this point in time, and one of the Company’s officers and directors beneficially owns 69.0% of the Company’s outstanding shares. The interests of this director may differ from the interests of other stockholders. As a result, this officer and director will have the right and ability to control virtually all corporate actions requiring stockholder approval, irrespective of how the Company’s other stockholders may vote, including the following actions:

• Electing or defeating the election of directors;

• Amending or preventing amendment of the Company’s Certificate of Incorporation or By-laws;

• Effecting or preventing a merger, sale of assets or other corporate transaction; and

• Controlling the outcome of any other matter submitted to the stockholders for vote.

The Company’s stock ownership profile may discourage a potential acquirer from seeking to acquire shares of the Company’s common stock or otherwise attempting to obtain control of the Company, which in turn could reduce the Company’s stock price or prevent the Company’s stockholders from realizing a premium over the Company’s stock price.

As a result of the Share Exchange, Duratech has become a wholly-owned subsidiary of a company that is subject to the reporting requirements of U.S. federal securities laws, which can be expensive.

As a result of the Share Exchange, Duratech has become an indirect wholly-owned subsidiary of a company that is a public reporting company and, accordingly, is subject to the information and reporting requirements of the Exchange Act and other federal securities laws, including compliance with the Sarbanes-Oxley Act. The costs of preparing and filing annual and quarterly reports, proxy statements and other information with the SEC (including reporting of the Share Exchange) and furnishing audited reports to stockholders will cause the Company’s expenses to be higher than they would be if Duratech had remained privately-held and did not consummate the Share Exchange.

In addition, it may be time consuming, difficult and costly for the Registrant to develop and implement the internal controls and reporting procedures required by the Sarbanes-Oxley Act.  The Registrant may need to hire additional financial reporting, internal controls and other finance personnel in order to develop and implement appropriate internal controls and reporting procedures. If the Registrant is unable to comply with the internal controls requirements of the Sarbanes-Oxley Act, the Registrant may not be able to obtain the independent accountant certifications required by the Sarbanes-Oxley Act.

Public company compliance may make it more difficult to attract and retain officers and directors.

The Sarbanes-Oxley Act and new rules subsequently implemented by the SEC have required changes in corporate governance practices of public companies. As a public entity, the Registrant expects these new rules and regulations to increase compliance costs in 2008 and beyond and to make certain activities more time consuming and costly. As a public entity, the Registrant also expects that these new rules and regulations may make it more difficult and expensive for the Registrant to obtain director and officer liability insurance in the future and it may be required to accept reduced policy limits and coverage or incur substantially higher costs to obtain the same or similar coverage. As a result, it may be more difficult for the Registrant to attract and retain qualified persons to serve as directors or as executive officers.

Because Duratech became public by means of a share exchange, the Company may not be able to attract the attention of major brokerage firms.

There may be risks associated with Duratech becoming public through a share exchange. Specifically, securities analysts of major brokerage firms may not provide coverage of the company since there is no incentive to brokerage firms to recommend the purchase of the company’s common stock. No assurance can be given that brokerage firms will, in the future, want to conduct any secondary offerings on behalf of the company.

Risks Relating to the Common Stock

The Company’s stock price may be volatile.

The market price of the Company’s common stock is likely to be highly volatile and could fluctuate widely in price in response to various factors, many of which are beyond the Company’s control, including the following:

•	Additions or departures of key personnel;

•
Limited “public float” following the Share Exchange, in the hands of a small number of persons whose sales or lack of sales could result in positive or negative pricing pressure on the market price for the common stock;

•	Sales of the common stock;

•	The Company’s ability to execute its business plan;

•	Operating results that fall below expectations;

•	Loss of any strategic relationship;

•	Industry developments;

•	Economic and other external factors; and

•	Period-to-period fluctuations in the Company’s financial results.

In addition, the securities markets have from time to time experienced significant price and volume fluctuations that are unrelated to the operating performance of particular companies. These market fluctuations may also materially and adversely affect the market price of the Company’s common stock.

There is currently no liquid trading market for the Company’s common stock and the Company cannot ensure that one will ever develop or be sustained.

There is currently no liquid trading market for the Company’s common stock. The Company cannot predict how liquid the market for the Company’s common stock might become. The Company’s common stock is currently approved for quotation on the OTC Bulletin Board trading under the symbol UPSN. The Company currently does not satisfy the initial listing standards, and cannot ensure that it will be able to satisfy such listing standards on a higher exchange, or that its common stock will be accepted for listing on any such exchange. Should the Company fail to satisfy the initial listing standards of such exchanges, or its common stock be otherwise rejected for listing and remain on the OTC Bulletin Board or be suspended from the OTC Bulletin Board, the trading price of the Company’s common stock could suffer, the trading market for the Company’s common stock may be less liquid and the Company’s common stock price may be subject to increased volatility.

The Company’s common stock may be deemed a “penny stock”, which would make it more difficult for investors to sell their shares.

The Company’s common stock may be subject to the “penny stock” rules adopted under section 15(g) of the Exchange Act. The penny stock rules apply to companies whose common stock is not listed on the NASDAQ Stock Market or other national securities exchange and trades at less than $5.00 per share or that have tangible net worth of less than $5,000,000 ($2,000,000 if the company has been operating for three or more years). These rules require, among other things, that brokers who trade penny stock to persons other than “established customers” complete certain documentation, make suitability inquiries of investors and provide investors with certain information concerning trading in the security, including a risk disclosure document and quote information under certain circumstances. Many brokers have decided not to trade penny stocks because of the requirements of the penny stock rules and, as a result, the number of broker-dealers willing to act as market makers in such securities is limited. If the Company remains subject to the penny stock rules for any significant period, it could have an adverse effect on the market, if any, for the Company’s securities. If the Company’s securities are subject to the penny stock rules, investors will find it more difficult to dispose of the Company’s securities.

Furthermore, for companies whose securities are quoted on the OTC Bulletin Board, it is more difficult (1) to obtain accurate quotations, (2) to obtain coverage for significant news events because major wire services generally do not publish press releases about such companies, and (3) to obtain needed capital.

Offers or availability for sale of a substantial number of shares of the Company’s common stock may cause the price of the Company’s common stock to decline.

If the Company’s stockholders sell substantial amounts of common stock in the public market, or upon the expiration of any statutory holding period, under Rule 144, it could create a circumstance commonly referred to as an “overhang” and in anticipation of which the market price of the Company’s common stock could fall. The existence of an overhang, whether or not sales have occurred or are occurring, also could make more difficult the Company’s ability to raise additional financing through the sale of equity or equity-related securities in the future at a time and price that the Company deems reasonable or appropriate. Additional shares of common stock will be freely tradable upon the earlier of: (i) effectiveness of the registration statement the Company is required to file; and (ii) the date on which such shares may be sold without registration pursuant to Rule 144 under the Securities Act.

Provisions of the Company’s Certificate of Incorporation and Nevada law could deter a change of control, which could discourage or delay offers to acquire the Company.

Provisions of the Company’s Articles of Incorporation and Nevada law may make it more difficult for someone to acquire control of the Company or for the Company’s stockholders to remove existing management, and might discourage a third party from offering to acquire the Company, even if a change in control or in management would be beneficial to stockholders.  For example, Article VIII of the Articles of Incorporation provides that there shall be no cumulative voting for any purpose, including the election of directors of the Company.  Inasmuch as the insiders of the Company own common stock and options on common stock representing approximately 70% of the issued and outstanding common stock of the Company, such holders will be able to elect all of its directors at a general or special meeting.  There is no cumulative voting to give a minority shareholder the right to elect a director. This may have an anti-takeover effect.  Similarly Article XI provides for indemnification of directors, officers, employees or agents of the Company to the fullest extent permitted by Nevada law pursuant to NRS 78.502 and NRS 78.751, as well as successor provisions.  Such indemnification could enable the Company’s board of directors to take actions that would discourage a third party takeover attempt with impunity; other than a lawsuit by or in the right of the Company, for which indemnification is not available.

Volatility in the Company’s common stock price may subject the Company to securities litigation.

The market for the Company’s common stock is characterized by significant price volatility when compared to seasoned issuers, and the Company expects that its share price will continue to be more volatile than a seasoned issuer for the indefinite future. In the past, plaintiffs have often initiated securities class action litigation against a company following periods of volatility in the market price of its securities. The Company may, in the future, be the target of similar litigation. Securities litigation could result in substantial costs and liabilities and could divert management’s attention and resources.

The elimination of monetary liability against the Company’s directors, officers and employees under the Company’s Articles of Incorporation and Nevada  law, and the existence of indemnification rights to the Company’s directors, officers and employees may result in substantial expenditures by the Company and may discourage lawsuits against the Company’s directors, officers and employees.

Article XI of the Registrant’s Articles of Incorporation provides that the Company shall indemnify all directors, officers, employees, and agents to the fullest extent permitted by Nevada law as provided within NRS 78.7502 and NRS 78.751 or any other law then in effect or as it may hereafter be amended. Further Article XI provides that the Company shall indemnify each present and future director, officer, employee or agent of the Company who becomes a party or is threatened to be made a party to any suit or proceeding, whether pending, completed or merely threatened, and whether said suit or proceeding is civil, criminal, administrative, investigative, or otherwise, except an action by or in the right of the Company, by reason of the fact that he is or was a director, officer, employee, or agent of the Company, or is or was serving at the request of the corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise, against expenses, including, but not limited to, attorneys' fees, judgments, fines, and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit, proceeding or settlement, provided such person acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interest of the Company, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

The foregoing indemnification obligations could result in the Company incurring substantial expenditures to cover the cost of settlement or damage awards against directors and officers, which the Company may be unable to recoup.  These provisions and resultant costs may also discourage the Company from bringing a lawsuit against directors and officers for breaches of their fiduciary duties even though such actions, if successful, might otherwise benefit the Company and its stockholders.  However, legal actions brought “by or in the right of the Company,” so called shareholder derivative actions, are expressly carved out from the indemnification rights of directors, officers, employees or agents of the Company and such director, officer, employee or agent would not be entitled to indemnification in the event of such a lawsuit.

To the extent that the legal expenses of a director, officer, employee or agent are paid for by the Company pursuant to its indemnification obligations, a potential litigant may be deterred from bringing a lawsuit against a director, officer, employee or agent because it may be costly to the litigant but not to the indemnified party.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

On October 30, 2009, there were 78,379,167 shares of common stock issued and outstanding. Each share of common stock entitles the holder thereof to one vote on each matter that may come before a meeting of the shareholders.

Officers, Directors and Beneficial Owners as of October 30, 2009

The the following table sets forth as of October 30, 2009, the number of shares of the Company’s Common Stock owned of record or beneficially by each person known to be the beneficial owner of 5% or more of the issued and outstanding shares of the Company’s voting stock, and by the directors and officers of the Company. As of October 30, 2009, there are issued and outstanding 78,379,167 shares of the Company’s Common Stock.

Title of Class	Name and Address	Number of Shares Owned(1)		Percent of Voting Power(2)

Principal Stockholders

Common	Janet Van Hierden 2920 9th Avenue North Lethbridge, Alberta, Canada T1H 5E4	51,927,331		66.3%

Common	Tony Philipp P.O. Box 2399 Davidson, North Carolina 28036	4,910,000	(4)	6.3%

Directors and Executive Officers
Common	Peter Van Hierden 2920 9th Avenue North Lethbridge, Alberta, Canada T1H 5E4	51,927,331	(3)	66.3%
Common	Richard von Gnechten 2920 9th Avenue North Lethbridge, Alberta, Canada T1H 5E4	1,365,265	(5)	1.7%

Common	All Officers and Directors as a Group (2 persons)	53,292,596		68.0%

(1)   Except as otherwise indicated, the shares are owned of record and beneficially by the persons named in the table.
(2)	Based on 78,379,167 issued and outstanding shares of common stock on October 30, 2009. There were also 22,740,702 options to purchase shares of common stock or warrants awarded as of October 30, 2009.
(3)
Janet Van Hierden and Peter Van Hierden are husband and wife, and beneficially own the 6,387,729 and 41,255,710 shares, respectively, of Common Stock owned by each and 2,765,292 options to purchase Common Stock owned by Peter Van Hierden. In addition, Mr. and Mrs. Van Hierden beneficially own 580,703 shares of Common Stock owned by their son Jason Van Hierden and the 116,141 shares of Common Stock owned by their son Brendon Van Hierden.  They also beneficially own the 547,837 options to purchase shares of Common Stock owned by their daughter Amanda Van Hierden and the 273,919 options to purchase shares of Common Stock owned by their daughter Carlarene Van Hierden.

(4)	Mr. Philipp’s shareholdings are comprised of 1,000,000 fully-vested options and 3,910,000 shares. Mr. Philipp is the former CEO of the Company, who resigned on September 17, 2008.
(5)   Mr. von Gnechten owns 1,054 shares of Common Stock and 1,364,211 options to purchase Common Stock.

Directors and Executive Officers

The following table sets forth information regarding the members of our board of directors and our executive officers and other significant employees. All directors hold office for one-year terms until the election and qualification of their successors. Officers are elected annually by the board of directors and serve at the discretion of the board.

The table below sets forth who our directors and executive officers will be upon the expiration of the ten day notice period under Rule 14f-1, and, in that connection, we filed with the Commission and mailed to our shareholders of record a Schedule 14F-1, which serves to provide such notice on September 11, 2008. Such notice period expired on September 21, 2008. In the interim, all of the officers of the Registrant serving at closing resigned from such positions and the following persons were designated to the specified offices by Peter Van Hierden, namely, Mr. Van Hierden, as Chairman, CEO and President, Richard A. von Gnechten as CFO. Also on the Closing Date, Philipp resigned from his position as a director effective upon the expiration of the ten day notice period required by Rule 14f-1, at which time additional persons designated by Mr. Van Hierden will be appointed as directors of the Registrant, notably Mr. Robert Lundgren.

To the best of the Company’s knowledge, immediately prior to the Closing, Peter Van Hierden and Robert Lundgren were not directors, did not hold any position with the Company, nor had they been involved in any transactions with the Company or any of its directors, executive officers, affiliates or associates which would be required to be disclosed pursuant to the rules and regulations of the U.S. Securities and Exchange Commission, other than the transactions in the Share Exchange Agreement and the Asset Purchase Agreement. Richard von Gnechten, who will be appointed Chief Financial Officer at Closing, has served as director of the Company and as a partner of Naviscent Group, LLC with Paul Schmidt, the Chief Financial Officer of the Company prior to Closing. Mr. Van Hierden serves as Chairman of the Board of Directors of Global Kingdom Alliance which has secured Mr. von Gnechten’s services as a financial advisor to its affiliated companies. To the best of the Company’s knowledge, none of such persons has been convicted in a criminal proceeding, excluding traffic violations or similar misdemeanors, nor has he been a party to any judicial or administrative proceeding during the past five years that resulted in a judgment, decree or final order enjoining the person from future violations of, or prohibiting activities subject to, federal or state securities laws, or a finding of any violation of federal or state securities laws, except for matters that were dismissed without sanction or settlement.

To the Company’s knowledge, no director, officer or affiliate of the Company, and no owner of record or beneficial owner of more than five percent (5%) of the securities of the Company, or any associate of any such director, officer or security holder is a party adverse to the Company or has a material interest adverse to the Company in reference to pending litigation.

The names of the officers and directors of the Company following the Closing Date, as well as certain information about them are set forth below:

Name	Age	Position(s) with the Company

Tony Philipp(1)	45	CEO, President and Director
Mark McDowell(2)	42	Director
Paul Schmidt(3)	52	CFO
Peter Van Hierden(4)	49	CEO and Director
Richard von Gnechten(5)	45	CFO and Director
Robert Lundgren (6)	64	Director

(1)	Philipp resigned as an officer at Closing and as a director of the Company effective ten days following the mailing of the Schedule 14F-1.
(2)   Mr. McDowell resigned as a director of the Company effective at Closing.
(3)   Mr. Schmidt resigned as an officer of the Company at Closing.
(4)	Mr. Van Hierden was appointed as the CEO on the date Philipp’s resignation became effective and his appointment as a director became effective on the Closing Date.
(5)	Mr. von Gnechten was appointed as the CFO on the date Mr. Schmidt’s resignation became effective. He remains in his position as a director.
(6)
Mr. Lundgren was appointed as a director on the date ten days following the mailing of the Schedule 14F-1. He subsequently resigned his position as a director of the Company effective December 8, 2008.

Tony Philipp.
Tony Philipp was a director and our Chief Executive Officer and President since November 15, 2005, when we acquired UpSnap USA. Philipp is the co-founder of UpSnap USA and acted as a director and the Chief Executive Officer of UpSnap USA since its formation in April 2004. During 2002 to 2004, Philipp was the president of Vivisimo Inc., Europe, the leading provider of automatic content-clustering software, which powers 10% of web searches worldwide, with blue chip customers including the U.S. Government, HP, NASA, German Government, AOL, Infospace, and Overture. Philipp was responsible for establishing worldwide sales and marketing strategy for Vivisimo during that period. Philipp was the former Chief Operating Officer of Lycos Europe. Philipp was instrumental in the joint venture with Bertelsmann, and took the company to a $5 billion IPO in 2000. Philipp previously served on the board of Mobileway, Inc. and has in the past served as Non-Executive board member of selected 3i investments, the largest European venture group. Philipp is a dual citizen in Germany and the USA, and holds a Bachelor of Science Degree from Clemson University, a Master of International Business (MBA) from the University of South Carolina, and was a Fulbright Scholar at the University of Cologne (Germany).

Mark McDowell.
Mark McDowell, was a director since April 19, 2006, has served since November 2004 as co-founder of Acta Wireless Capital LLC, an investment firm focused on early stage companies in the wireless sector, and the Managing Partner of Actium Advisors, LLC, a consulting firm with clients such as Verizon Wireless, Vodafone, Hewlett-Packard, and AOL since November 2004. Mr. McDowell served as President of McDowell Technology Ventures from September 2002 - October 2004, and was President and COO of Invertix Corporation, a global pioneer in wireless instant messaging from 1997 until August 2002. Mr. McDowell previously served as co-founder and director of TeleCorp PCS (acquired by AT&T Wireless Services in February 2002) and holds BSEE and MSEE degrees from the Massachusetts Institute of Technology.

Paul Schmidt.
Paul Schmidt was our Chief Financial Officer since November 15, 2005 and prior to that served as Chief Financial Officer of UpSnap USA from October 1, 2005. From 2005-2006, Mr. Schmidt served as a managing director at Von Steuben Financial, LLC, a service firm that provides part-time senior level financial executive services. From 2001 to 2004, Mr. Schmidt was the Vice President and Chief Financial Officer of B.R. Lee Industries, Inc., a large manufacturer of commercial asphalt paving equipment. From 1999 to 2001, Mr. Schmidt served as the Treasurer and Chief Financial Officer of Powerscape Equipment Corp., an outdoor power equipment dealership. Mr. Schmidt is currently serving as Managing Partner for Naviscent Group, LLC, a firm that provides senior level CFO-type services on a fractional use basis. Mr. Schmidt has an inactive CPA license and has a Bachelor of Business Administration degree from University of Michigan.

Peter Van Hierden.
Peter Van Hierden, a director, is President and CEO and principal owner of Duratech Group Inc. Duratech is engaged in the homebuilding and manufactured housing business in Alberta and Saskatchewan, Canada, which have historically experienced rapid growth primarily because of commodities such as oil, uranium and diverse mining. Duratech operates through its business units Duratech Contracting and Duratech Structures and through its ownership of 50% of the share capital of two joint venture companies: P&R Gateway Developments Inc. and 1371009 Alberta Ltd., both Alberta corporations. Mr. Van Hierden has been an entrepreneur for over 30 years, and in the past 15 years has helped successfully restore the profitability of six corporations in the construction, feed manufacturing, furniture and steel fabricating industries that had losses to generating revenues of $1 million to $30 million.

Richard von Gnechten.
Richard von Gnechten, a director since April 19, 2006, has served since 2005 as President and CEO of Ravon Corp., which provides corporate financial advisory services. Mr. von Gnechten joined Hawaiian Electric Company (HECO) in 1991 and served as Financial Vice President & CFO from 2000 to 2004, managing/implementing Sarbanes-Oxley, SEC and NYSE compliance. During his tenure, Hawaiian Electric was recognized by a Dow Jones public company survey as a top 5 company for corporate governance and top 10 for disclosure transparency. Mr. von Gnechten also serves as Managing Director for Global Kingdom Finance Co. and board member for several companies. He has an MBA from Dartmouth’s Tuck School of Business, is a graduate of the Financial Management Program at Stanford’s Graduate School of Business and has a degree in Economics from the University of Denver.

Robert Lundgren
Robert Lundgren, who retired in 1999, was a director who subsequently resigned on December 8, 2008, and has served as Senior Vice President, Finance and Corporate Development (and Chief Financial Officer) of The Loewen Group, Inc. (“Loewen”), a large Canadian public company, from 1984 to 1993 before retiring from the company.  He was later asked by the Loewen Board of Directors to step in as President from late-1997 to early-1999 to replace the founder on a short-term basis and help the company with a financial restructuring.  In his capacities as Senior Vice President, he was a leader in the company’s strategic planning process and directed a rapid acquisition growth program, which required access to significant capital from the public markets as well as direction of management development and system needs. He has also served as a director of a number of corporate and charitable boards. Mr. Lundgren is a Chartered Accountant and has a Bachelor of Arts in Economics from the University of British Columbia and a Master of Divinity from Canadian Theological Seminary.

BOARD OF DIRECTORS’ MEETINGS AND COMMITTEES

Meetings of Our Board of Directors

Our Board of Directors met in person or via telephone occasionally during our fiscal year ended January 31, 2009. Each member of the Board of Directors attended at least 75% of the meetings.

The same reasoning applies to the decision not to form a compensation or nominating committee. However, the new management of the Company may form a compensation and nominating committee in the future. Until these committees are established, these decisions will continue to be made by the Board of Directors. New management may also adopt a formal audit committee charter. Although the Board of Directors has not established any minimum qualifications for director candidates, when considering potential director candidates, the Board considers the candidate’s character, judgment, skills and experience in the context of the needs of the Company and the Board of Directors.

The Company’s Board of Directors does not currently provide a process for stockholders to send communications to the Board of Directors as the Company management believes that until this point it has been premature given the limited liquidity of the common stock of the Company to develop such processes. However, the new management of the Company may establish a process for stockholder communications in the future.

Director Compensation

We have no standard arrangement pursuant to which our directors are compensated for their services in their capacity as directors. The Board of Directors may award special remuneration to any director undertaking any special services on behalf of our company other than services ordinarily required of a director.

EXECUTIVE COMPENSATION

Summary Compensation Table

The following Summary Compensation Table sets forth, for the years indicated, all cash compensation paid, distributed or accrued for services, including salary and bonus amounts, rendered in all capacities by the Company’s chief executive officer and all other executive officers who received or are entitled to receive remuneration in excess of $100,000 during the stated periods.

SUMMARY COMPENSATION TABLE

(all figures in US Dollars)

Name of officer	Year	Salary	Bonus	Stock Awards	Option Awards	Non-Equity Incentive Plan Compensa-tion	Nonqualified Deferred Compensa-tion	All Other Compensa-tion	Total

Peter Van Hierden	2009	$30,000	-	-	-	-	-	-	$30,000
CEO	2008	-	-	-	-	-	-	-	-
	2007	-	-	-	-	-	-	-	-

Richard von Gnechten	2009	-	-	-	-	-	-	-	-
CFO	2008	-	-	-	-	-	-	-	-
	2007	-	-	-	-	-	-	-	-

Tony Philipp(1)	2007	$120,000	-	-	-	-	-	-	$120,000
	2006	$120,000	-	-	-	-	-	-	$120,000
	2005	-	-	-	-	-	-	-	-

(1) Mr. Philipp was our former Chairman and CEO who resigned as CEO on September 17, 2008 and later resigned as Chairman.

Option Grants in Last Fiscal Year

There were options to purchase 1,000,000 shares of Common Stock granted to Philipp during the twelve-months ended January 31, 2009, exercisable at $.10 per share, vesting over a four year period, with all unvested options to vest upon the Closing.

During the years ended January 31, 2009 and, 2008, Philipp did not exercise any stock options.

GRANTS OF PLAN-BASED AWARDS
Name	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stocks or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards
		Threshold ($)	Target ($)	Maximum ($)	Threshold ($)	Target ($)	Maximum ($)

Tony Philipp	5/14/08	0	0	0	0	0	0	0	1,000,000	$0.10	0

Employment Agreements

The Company has no employment agreements with any of its employees.

Equity Compensation Plan Information

The Company does have a stock and incentive plan entitled “UpSnap, Inc. Amended 2006 Omnibus Stock and Incentive Plan,” as detailed on Exhibit A of Schedule 14-C Definitive Information Statement filed with the SEC on October 3, 2007. The Board plans to make any necessary changes to this plan to accommodate the conversion of 2,235,610 options to purchase Duratech common stock into UpSnap options.

Shares Authorized Under Equity Compensation Plans

On November 2, 2006, our Board of Directors approved a 2006 Omnibus Stock and Incentive Plan. The Plan made 4,000,000 shares of common stock, either unissued or reacquired by the Company, available for awards of options, stock appreciation rights, restricted stocks, other stock grants, or any combination thereof. Eligible recipients include employees, officers, consultants, advisors and directors. Options granted generally have a ten-year term and vest over four years from the date of grant. Certain of the stock options granted under the Plan have been granted pursuant to various stock option agreements. Each stock option agreement contains specific terms. The Board of Directors increased the size of the Plan to 7,500,000 total shares on August 8, 2007.

Series B Warrants and other Warrants

There are 1,800,000 Series B warrants and 560,000 Viant Capital warrants outstanding that give the holders thereof the right to acquire 2,360,000 shares of our common stock,

Series B warrants for the purchase of 1,100,000 and 700,000 shares of our common stock to Sundar Communications and Executives Corner LLC, respectively. These warrants are fully vested and have an exercise price of $1.10 per share and a term of five years expiring in November 2010. The Series B warrants are subject to earlier expiration and must be exercised after our common stock trades above the exercise price of series B warrant for more than 10 days with 10 day total trading volume at least two times the number of series B warrant shares outstanding.

Warrants for the purchase of 560,000 shares of our common stock to Viant Capital LLC. These warrants are fully vested and have an exercise price of $0.90 per share and a term of five years expiring in November 2010. These warrants are subject to early expiration and must be exercised in their entirety within 90 days after the mandatory exercise provision of the Series B warrants has been triggered or will lapse.

Other Equity Awards

A summary of the time-based stock awards as of January 31, 2009, and changes during the quarter ended January 31, 2009, is as follows:

	Shares	Weighted Average Exercise Price

Outstanding at June 30, 2008	2,570,000	$0.10

Granted (part of Share Exchange Agreement)		$0.05

Forfeited or expired	-	$-

Outstanding January 31, 2009	21,520,334	$0.056

Exercisable at January 31, 2009	2,570,000	$0.10

The following tables summarize information about fixed stock options outstanding and exercisable at January 31, 2009:

	Stock Options Outstanding
Range of Exercise Prices	Number of Shares Outstanding	Weighted Average Contractual Life in Years
$0.10	700,000	8.25
$0.10	170,000	9.34
$0.10	1,700,000	9.42
$0.10	18,950,334	9.67
	21,520,334	9.60

	Stock Options Exercisable
Range of Exercise Prices	Number of Shares Exercisable	Weighted Average Exercise Price
$0.10	2,570,000	$0.10
$0.016 – 0.125	14,562,544	$0.05

	17,132,544

The exercise price of stock options granted during the period ended January 31, 2009 was equal to the market price of the underlying common stock on the grant date.

There was no aggregate intrinsic value as of January 31, 2009. Intrinsic value represents the pretax value (the period’s closing market price, less the exercise price, times the number of in-the-money options) that would have been received by all option holders had they exercised their options at the end of the period.

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants, rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column 2)

Equity compensation plans approved by security holders	23,880,334	$0.15	0
Equity compensation plans not approved by security holders	0	0	0
Total	23,880,334	$0.15	0

Shares to be Issued from Preferred Stock Exchange Agreement

On January 8, 2009, the Company and certain individuals (the “Sellers”) entered into the Preferred Stock Exchange Agreement, pursuant to which the Company agreed to issue 338,938,010 shares of Common Stock, when the same are authorized, and to issue 127,568,470 options on Common Stock of the Company, when the same are authorized in exchange for not less than 3,198,362 shares of Preferred Stock of Duratech, and up to 1,203,790 options on Preferred Stock of Duratech. The exchange ratio under the Preferred Stock Exchange Agreement for the exchange of both the Common Stock of the Company for the Preferred Stock of Duratech, and for the options on Common Stock of the Company for options on the Preferred Stock of Duratech is equal to 105.97 to one.

The Preferred Stock of Duratech has a designation which entitles it to one vote per share, has a $1.00 liquidation preference and is not entitled to any dividend or conversion privilege. Following this conversion, there is also 158,096 shares of Duratech Preferred Non-Voting Stock whicih remains oustanding, which has a $1.00 liquidation preference, is not entitled to any dividend or conversion privilege, and is to be liquidated in three years.

Directors’ and Officers’ Liability Insurance

The Company has insurance insuring directors and officers against certain liabilities.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

For the ten-months ended July 31, 2008, Philipp, the CEO, advanced a total of $61,333 to the Company. For the year ended September 30, 2007 and 2006, Philipp advanced $0 and $0 to the Company, respectively. Philipp was paid $32,000 by the Company for 2008 (as of July 31, 2008), and has an accrued salary for 2008 amounting to $61,333 (as of July 31, 2008), which was transferred to UpSnap Services LLC as part of the Asset Sale on September 18, 2008.

After the consummation of the transactions contemplated by the Share Exchange Agreement, the Company consummated the sale of its assets related to its mobile information search services, subject to assumption and payment of all of the Company’s liabilities related to periods prior to the closing, to UpSnap Services, LLC, a North Carolina limited liability corporation (“UpSnap Services”), which is owned by Philipp, pursuant to an Asset Purchase Agreement dated as of August 29, 2008 (the “Asset Purchase Agreement”).

Over the past few years the Company had sustained continued financial losses and revenue declines as its business had grown more competitive, it was not able to raise additional capital to expand its operations, it had concerns about obligations to its creditors and its continuation as a going concern, and subsequent to the termination of the proposed merger transaction with Mobile Greetings, Inc., it had explored various financing and acquisition alternatives. Based upon management’s review of alternatives, the Share Exchange Agreement and the Asset Purchase Agreement presented the most viable possibility for future enhancement of shareholder value and for payment of creditors.

Richard A. von Gnechten, a member of the Board of the Company and also a Managing Director and CEO for Global Kingdom Finance Co., an affiliate of Duratech, was appointed as Chief Financial Officer of the Company as of the Closing. He does not plan to have a salary paid by the Company, nor will he have an employment contract with the Company.

Except for the transactions described above, there are no proposed transactions and no transactions during the past two years to which the Company was (or is) a party, and in which any officer, director, or principal stockholder, or their affiliates or associates, was also a party.

Indemnification of Directors and Officers

Pursuant to Section 78.7502 of the Nevada Revised Statutes, the Company will indemnify to the fullest extent permitted by, and in the manner permissible under law, any person who was or is a party or is threatened to be made a party to any threatened, pending or completed claim, action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that such person is or was director, officer, employee or agent of the corporation, or is or was serving at our request as a director, partner, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise. The indemnification covers expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement. It also covers costs. The Company may pay advancements towards these expenses. The power to indemnify applies only if such person acted in good faith and in a manner such person reasonably believed to be in the best interests, or not opposed to the best interests, of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.

Article XI of the Registrant’s Articles of Incorporation provides that the Company shall indemnify all directors, officers, employees, and agents to the fullest extent permitted by Nevada law as provided within NRS 78.7502 and NRS 78.751 or any other law then in effect or as it may hereafter be amended, other than lawsuits by or in the right of the Company.

Further, Article XI provides that the Company shall indemnify each present and future director, officer, employee or agent of the Company who becomes a party or is threatened to be made a party to any suit or proceeding, whether pending, completed or merely threatened, and whether said suit or proceeding is civil, criminal, administrative, investigative, or otherwise, except an action by or in the right of the Company, by reason of the fact that he is or was a director, officer, employee, or agent of the Company, or is or was serving at the request of the corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise, against expenses, including, but not limited to, attorneys' fees, judgments, fines, and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit, proceeding or settlement, provided such person acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interest of the Company, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

Trading Information

The Company’s Common Stock is currently approved for quotation on the OTC Bulletin Board maintained by the National Association of Securities Dealers, Inc. under the symbol “UPSN,” but there is currently no liquid trading market. The challenge for the Company will be to educate the market as to the values inherent in a home and manufactured housing market in Canada, and to develop an actively trading market.

The following table sets forth, for the periods indicated, the high and low bid prices of our common stock, as reported in published financial sources.

Quarter	Hi	Lo

Oct 1 – Dec 31, 2006	NA	NA
Jan 1 – Mar 31, 2007	NA	NA
Apr 1 – Jun 30, 2007	.45	.25
Jul 1 – Sep 30, 2007	.51	.19

Oct 1 – Dec 31, 2007	.42	.15
Jan 1 – Mar 31, 2008	.23	.07
Apr 1 – Jun 30, 2008	.10	.02
Jul 1 – Sep 30, 2008	.08	.015

Nov 1, 2008 – Jan 31, 2009(1)	.06	.002
Feb 1 – Apr 30, 2009	.04	.005
May 1 – Jul 31, 2009	.03	.006

(1) The Company changed its fiscal year end from September 30 to January 31on December 15, 2008.

Holders

As of October 30, 2009, we had 62 shareholders of record of our common stock, and our common stock had a closing price of $.01 per share.

The transfer agent for our Common Stock is Nevada Agent and Trust Company, 50 West Liberty Street, Suite 880 Reno, Nevada 89501, telephone: (775) 322-0626.

Item 3.02.   Unregistered Sales of Equity Securities

In connection with the Share Exchange, as of September 17, 2008, the Company issued to the Duratech Shareholders 50,349,342 shares of common stock in a transaction intended to be exempt from registration under the Securities Act pursuant to Regulation S. The Company relied on Regulation S based on the fact that all of the offerees of common stock and options on common stock were non-“U.S. persons” within the meaning of Rule 902 of the Securities Act of 1933, as amended.  In addition, the Duratech Shareholders were issued options to purchase 18,950,334 shares of the Registrant’s Common Stock in substitution for options to purchase 2,235,610 shares of Duratech common stock which they owned prior to the transaction. Pursuant to Regulation S, the consideration for the issuance of the shares of common stock and options was the exchange by the Duratech Shareholders of 100% of the common share capital of Duratech Group Inc. Pursuant to the exchange, P&R Gateway Developments Inc. and 1371009 Alberta Ltd. became 50% owned subsidiaries of the Company.

On January 31, 2009, the Company issued 1,495,010 and 10,000 shares of common stock, respectively, to a supplier and a business broker in connection with the Company’s purchase of truss equipment used in its operations.  The Company relied on Regulation S in issusing the shares based on the fact that all of the offerees were non-“U.S. Persons” within the meaning of Rule 902 of the Securities Act of 1933, as amended.

The options that were granted to the Duratech Shareholders pursuant to the UpSnap, Inc. Amended 2006 Omnibus Stock and Incentive Plan had the following terms and conditions:

1.	Exercise Price . Various prices ranging from $0.10 to $1.00 prior to conversion.

2.	Option Term . Typically a ten (10) year term.

3.
Time and Method of Exercise . Each option holder has vesting requirements ranging from a four year vesting period, consistent with their continued employment with the company, to fully vested as a result of an issuance as part of a financing agreement.  Each option is entitled to one share of common stock of Duratech.  At the time the option holder exercises its option and pays its exercise fee, it will be issued, at the company’s earliest convenience s, common shares in the company.

Description of Securities

The Company is authorized to issue 97,500,000 shares of common stock, $.001 par value. Immediately following the Share Exchange, there were 73,719,666 shares of common stock issued and outstanding and 23,780,334 options and warrants to purchase shares of common stock as of the Closing Date.

Common Stock

As of October 30, 2009, the Company has 62 shareholders of record.  The holders of common stock are entitled to one vote per share. They are not entitled to cumulative voting rights or preemptive rights. The holders of common stock are entitled to receive ratably such dividends, if any, as may be declared by the board of directors out of legally available funds. However, the current policy of the board of directors is to retain earnings, if any, for operations and growth. Upon liquidation, dissolution or winding-up, the holders of common stock are entitled to share ratably in all assets that are legally available for distribution after payment in full of any preferential amounts. The holders of common stock have no subscription, redemption or conversion rights. The rights, preferences and privileges of holders of common stock are subject to, and may be adversely affected by, the rights of the holders of any series of preferred stock, which may be designated solely by action of the board of directors and issued in the future.

Registration Rights

The Duratech Shareholders have demand and piggy-back registration rights for all restricted securities that they received in the Share Exchange, at the expense of the Company.

Market Price and Dividends

Duratech Group Inc. is, and has always been, a privately-held company and now is a wholly-owned subsidiary of the Company. There is not, and never has been, a public market for the securities of Duratech Group Inc. The Registrant’s common stock is approved for trading on the OTC Bulletin Board under the symbol UPSN, but there is currently no liquid trading market.

For the foreseeable future, the Company does not intend pay cash dividends to its stockholders. Duratech Group does not intend to pay any cash dividends to its parent preferred stockholders.

Item 5.01.   Changes in Control of Registrant

Reference is made to the disclosure set forth under Item 2.01 of this Current Report on Form 8-K/A, which disclosure is incorporated herein by reference.

Item 5.02.   Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain O fficers

At Closing, the officers of the Registrant tendered their resignations to the Board of Directors, and new officers designated by Peter Van Hierden were appointed as follows: Mr. Peter Van Hierden, Chairman, CEO and President, and Richard von Gnechten, Chief Financial Officer. Tony Philipp tendered his resignation as Chairman and President of the Company. Also on the Closing Date, Philipp resigned from his position as a director effective upon the expiration of the ten day notice period required by Rule 14f-1, at which time additional persons designated by Mr. Van Hierden will be appointed as directors of the Registrant, notably Robert Lundgren.

The biographies of each of the new directors and officers are set forth in the section entitled “Directors and Executive Officers,” which begins on page 24 of this Form 8-K/A.

The Registrant discloses that there are no transactions since the beginning of its last fiscal year, or any currently proposed transaction, in which the Registrant was or is to be a participant and the amount involved exceeds the lesser of $120,000 or one percent of the average of the Registrant’s total assets at year-end for the last three completed fiscal years, and in which Mr. Van Hierden and von Gnechten had or will have a direct or indirect material interest, other than the ownership of shares of common stock in the Registrant as a result of the reverse merger transaction.  Such beneficial ownership is set forth in the table under the caption “Security Ownership of Certain Beneficial Owners and Management.” In addition, the Registrant does not have an employment contract with any of Messrs. Van Hierden and von Gnechten.

Item 5.06.   Change in Shell Company Status

As a result of the consummation of the Share Exchange described in Item 1.01 of this Current Report on Form 8-K/A, the Company believes that it is not a “shell corporation,” as that term is defined in Rule 405 of the Securities Act and Rule 12b-2 of the Exchange Act.

Item 9.01.   Financial Statements and Exhibits

(a)       Financial Statements of Businesses Acquired.

In accordance with Item 9.01(a), UpSnap’s audited financial statements for the fiscal years ended January 31, 2009 and 2008 are filed in this Current Report on Form 8-K/A as Exhibit 99.1.

Interim financial statements for Duratech for the quarterly period ended July 31, 2009 are filed in this Current Report on Form 8-K /A as Exhibit 99.2.

(d)       Exhibits.

The exhibits listed in the following Exhibit Index are filed as part of this Current Report on Form 8-K/A.

Exhibit No.	Description

2.1	Share Exchange Agreement, dated August 29, 2008 (exhibits to agreement omitted)
2.2	Asset Purchase Agreement, dated August 29, 2008 (exhibits to agreement omitted)
3.1	Articles of Incorporation of UpSnap, Inc. (incorporated by reference to Exhibit 3.1 from Form SB-2 filed on September 18, 2003)
3.2	By-laws of UpSnap, Inc. (incorporated by reference to Exhibit 3.2 from Form SB-2 filed on September 18, 2003)
3.3	Certificate of Amendment to Articles of Incorporation changing name of corporation and authorizing 3:1forward split (incorporated by reference to Exhibit 3.1 from Form 8-K filed on November 17, 2005)
21.1	List of Subsidiaries
99.1
UpSnap’s Audited Consolidated Balance Sheet dated January 31, 2009 and January 31, 2008 and Related Consolidated Audited Statements of Operations, Changes in Owner’s Equity and Cash Flows for the years ended January 31, 2009 and January 31, 2008.

99.2	Duratech’s Unaudited Balance Sheet dated July 31, 2009 and Related Unaudited Statements of Operations, Changes in Owner’s Equity and Cash Flows for the periods ended July 31, 2009 and July 31, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

UpSnap, Inc.

Date: November 20, 2009	By:	/s/ Peter Van Hierden
Peter Van Hierden
Chairman and CEO